UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934
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Select Medical Holdings Corporation

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4714 Gettysburg Road
Mechanicsburg, Pennsylvania 17055
Phone: (717) 972-1100

Notice of Annual Meeting of Stockholders

To Our Stockholders:

You are invited to attend the Select Medical Holdings Corporation 2011 Annual Meeting of Stockholders.

Date:  May 12, 2011
Time:  2:30 p.m. EDT

Place:	Kessler Institute for Rehabilitation 1199 Pleasant Valley Way West Orange, NJ 07052

Only stockholders who owned stock of record at the close of business on March 14, 2011 can vote at this meeting or any adjournments that may take place.

The purposes of the 2011 Annual Meeting are:

(1)	to elect three Class II directors, each for a term of three years or until their respective successors have been elected and qualified;

(2)	to hold a non-binding advisory vote on the compensation of our named executive officers;

(3)	to hold a non-binding advisory vote on the frequency of the advisory vote on the compensation of our named executive officers;

(4)	to approve the Select Medical Holdings Corporation 2011 Equity Incentive Plan;

(5)	to approve Amendment No. 1 to the Select Medical Holdings Corporation 2005 Equity Incentive Plan for Non-Employee Directors;

(6)	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

(7)	to transact any other business that may properly come before the meeting.

We consider your vote important and encourage you to vote as soon as possible.

By Order of the Board of Directors,

/s/ Michael E. Tarvin
Michael E. Tarvin
Executive Vice President, General Counsel and Secretary

March 25, 2011

\
4714 Gettysburg Road
Mechanicsburg, Pennsylvania 17055
Phone: (717) 972-1100
www.selectmedicalholdings.com

PROXY STATEMENT

The Board of Directors of Select Medical Holdings Corporation (the “Company”) is soliciting proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on May 12, 2011, at 2:30 p.m. local time, including any adjournments or postponements thereof (the “Meeting” or “Annual Meeting”). We intend to mail a Notice of Internet Availability of Proxy Materials (sometimes referred to as the “Notice”), and to make this Proxy Statement available to our stockholders of record entitled to vote at the Annual Meeting, on or about March 25, 2011.

CONTENTS

Page

Proxy Solicitation and Voting Information	2
Corporate Governance	4
Compensation Committee Report	9
Executive Compensation	11
Submission of Stockholder Proposals and Director Nominations	27
Election of Directors (Proposal 1 on Proxy Card)	28
Non-Binding Advisory Vote on the Compensation of our Named Executive Officers (Proposal 2 on Proxy Card)	32
Non-Binding Advisory Vote on the Frequency of the Advisory Vote on the Compensation of our Named Executive Officers (Proposal 3 on Proxy Card)	33
Approval of the Select Medical Holdings Corporation 2011 Equity Incentive Plan (Proposal 4 on Proxy Card)	34
Approval of Amendment No. 1 to the Select Medical Holdings Corporation 2005 Equity Incentive Plan for Non-Employee Directors (Proposal 5 on Proxy Card)	41
Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 6 on Proxy Card)	45
Audit and Compliance Committee Report	47
Security Ownership of Certain Beneficial Owners and Directors and Officers	49
Equity Compensation Plan Information	51
Certain Relationships, Related Transactions and Director Independence	52
Section 16(a) Beneficial Ownership Reporting Compliance	53
Householding	53
Other Business	53

PROXY SOLICITATION AND VOTING INFORMATION

Your vote is very important.  In accordance with the rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of the Company’s proxy materials to each stockholder of record, the Company may now furnish proxy materials including this Proxy Statement, the proxy card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “Annual Report”) to the Company’s stockholders by providing access to such documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless requested. Instead, the Notice will instruct stockholders as to how they may access and review all of the proxy materials. The Notice also instructs stockholders how to submit a proxy through the Internet. If you would like to receive a paper copy or e-mail copy of your proxy materials, you should follow the instructions for requesting such materials included in the Notice. The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.

You may revoke your proxy at any time before it is voted by written notice to the Executive Vice President, General Counsel and Secretary of the Company, by submission of a proxy bearing a later date or by casting a ballot at the Annual Meeting. Properly executed and delivered proxies that are received before the Annual Meeting’s adjournment will be voted in accordance with the directions provided or, if no directions are provided, your shares will be voted by one of the individuals named on your proxy card as recommended by the Board of Directors. If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of the person(s), not more than three, to whom you wish to give your proxy.

If you want to vote in person at the Annual Meeting and you hold shares of Company common stock in street name, you must obtain a proxy card from your broker and bring that proxy card to the Annual Meeting, together with a copy of a brokerage statement reflecting your stock ownership as of the record date.

Who can vote?  Stockholders as of the close of business on March 14, 2011 are entitled to vote. On that day, 154,543,141 shares of common stock were outstanding and eligible to vote, and there were 112 registered holders. Each share is entitled to one vote on each matter presented at the Annual Meeting. A list of stockholders eligible to vote will be available at the offices of Select Medical Holdings Corporation, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania beginning May 1, 2011. Stockholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.

How does the Board of Directors recommend I vote?  The Board of Directors recommends a vote FOR each Board of Directors nominee, FOR the approval of the executive compensation resolution, FOR the frequency of the named executive officer compensation advisory vote to occur once every year, FOR the Select Medical Holdings Corporation 2011 Equity Incentive Plan, FOR approval of Amendment No. 1 to the Select Medical Holdings Corporation 2005 Equity Incentive Plan for Non-Employee Directors and FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

What shares are included in the proxy card?  Each proxy card you receive represents all the shares of common stock registered to you in that particular account. You may receive more than one proxy card if you hold shares that are either registered differently or in more than one account. Each share of common stock that you own entitles you to one vote.

How do I vote by proxy?  Most stockholders have three ways to vote by proxy: by telephone, via the Internet or by returning the proxy card. To vote by telephone or via the Internet, follow the instructions set forth on each proxy card you receive. To vote by mail, sign and date each proxy card you receive, mark the boxes indicating how you wish to vote and return the proxy card in the postage-paid envelope provided. Do not return the proxy card if you vote via the Internet or by telephone.

How are votes counted?  The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented at the Annual Meeting in person or by proxy. Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum has been reached. With respect to Proposal 1, because directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote, abstentions will have no effect on the election of directors. Because Proposals 2, 3, 4, 5 and 6 require for approval the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote, any abstentions will have the effect of votes against and any broker non-votes will not have any effect on these proposals.

Who will count the vote?  The Company’s Transfer Agent and Registrar, Mellon Investor Services LLC (operating with the service name BNY Mellon Shareowner Services), will tally the vote.

Who is soliciting this proxy?  Solicitation of proxies is made on behalf of the Board of Directors of the Company. The Company will pay the cost of preparing, assembling and mailing or otherwise making available the Notice of Internet Availability of Proxy Materials and the notice of the Annual Meeting, proxy statement and proxy card. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company, without additional compensation, in person or by telephone or other electronic means. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company’s common stock.

What if I can’t attend the meeting?  If you are unable to attend the meeting in person and you intend to vote, you must vote your shares by proxy, via the Internet or by telephone by the applicable deadline.

CORPORATE GOVERNANCE

In accordance with the Delaware General Corporation Law and the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, the Company’s business, property and affairs are managed under the direction of the Board of Directors. Although the Company’s non-management directors are not involved in the day-to-day operating details, they are kept informed of the Company’s business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by the officers of the Company at meetings of the Board of Directors and committees of the Board of Directors.

Independence

In 2011, the Board of Directors undertook a review of the independence of the Company’s directors and considered whether any director has a material relationship with the Company that could compromise his ability to exercise independent judgment in carrying out his responsibilities. The Board of Directors has determined that five of the Company’s nine current directors are “independent” as defined in the applicable listing standards of the New York Stock Exchange (the “NYSE”). The following directors were determined to be independent: Bryan C. Cressey, James E. Dalton, Jr., James S. Ely III, William H. Frist, M.D. and Leopold Swergold. In 2010, the Company also determined that David S. Chernow, who resigned from the Board of Directors in September 2010, was “independent” as defined in the applicable listing standards of the NYSE.

Meetings of the Board of Directors and Stockholders

It is the policy of the Board of Directors to meet at least quarterly. The Board of Directors held seven meetings in fiscal year 2010. During fiscal year 2010, each of the current directors attended at least 75% of the Board of Directors meetings and any respective committee meetings of which they are a member. It is also the policy of the Board of Directors that the independent members of the Board of Directors meet at regularly scheduled executive sessions of the Board of Directors without management. An independent director serves as the presiding director over such executive sessions (the “Presiding Director”). The independent director serving as the Presiding Director rotates quarterly, based on alphabetical order by last name. In addition, the Company’s directors are expected to attend annual meetings of stockholders. All of the Company’s directors who were serving as directors at the time of the 2010 annual meeting, except for Mr. Sean M. Traynor, who resigned as a director of the Company in September 2010, attended the 2010 annual meeting of stockholders.

Corporate Governance Matters

The Board of Directors adopted corporate governance guidelines in September 2009, which can be found on the Company’s website at www.selectmedicalholdings.com. Under these guidelines, directors are expected to advise the Chairman of the Board of Directors and the Chairman of the Nominating and Corporate Governance Committee prior to accepting any other public company directorship or any assignment to the audit committee or compensation committee of the board of directors of any public company of which such director is a member. Directors are also expected to report changes in their business or professional affiliations or responsibilities, including retirement, to the Chairman of the Board of Directors and the Chairman of the Nominating and Corporate Governance Committee. A director is expected to offer to resign if the Nominating and Corporate Governance Committee concludes that the director no longer meets the Company’s requirements for service on the Board of Directors. There are no pre-determined limitations on the number of other boards of directors on which the Company’s directors may serve; however, the Board of Directors expects individual directors to use their judgment in accepting other directorships and to allow sufficient time and attention to Company matters. There are no set term limits for directors. As an alternative to term limits, the Nominating and Corporate Governance Committee will review each director’s continuation on the Board of Directors every three years.

Communications with the Board of Directors

If you would like to communicate with all of the Company’s directors, please send a letter to the following address: Select Medical Holdings Corporation, Attention: Board of Directors c/o Michael E. Tarvin, Executive Vice President, General Counsel and Secretary, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania, 17055. The Company’s Secretary will forward such communication to each of the members of the Board of Directors.

If you would like to communicate with the independent members of the Board of Directors, including the Presiding Director, please send a letter to the following address: Select Medical Holdings Corporation, Attention: Chairperson of the Nominating and Corporate Governance Committee c/o Michael E. Tarvin, Executive Vice President, General Counsel and Secretary, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania, 17055. The Company’s Secretary will forward such communication to the independent members of the Board of Directors.

Code of Conduct and Code of Ethics

The Company is committed to ethical business practices. In 1998, Select Medical Corporation, the Company’s wholly owned subsidiary (“Select”), voluntarily adopted a Code of Conduct. The Code of Conduct is reviewed and amended as necessary and is the basis for the Company’s compliance program. The Code of Conduct provides guidelines for principles and regulatory rules that are applicable to the Company’s patient care and business activities. These guidelines are implemented by a compliance officer, a compliance committee, and employee education and training. The Company has also established a reporting system, auditing and monitoring programs, and a disciplinary system as a means for enforcing the Code of Conduct’s policies. This Code of Conduct applies to all of the Company’s employees and directors. In September 2009, the Company adopted a Code of Ethics for Senior Financial Officers, which includes the code of ethics for the Company’s principal executive officer, principal financial officer and principal accounting officer within the meaning of the SEC regulations adopted under the Sarbanes-Oxley Act of 2002. The Code of Conduct and Code of Ethics for Senior Financial Officers can be found on the Company’s website at www.selectmedicalholdings.com. Any amendments to the Code of Conduct or Code of Ethics for Senior Financial Officers or waivers from the provisions of the Code of Conduct or the Code of Ethics for Senior Financial Officers for the Company’s principal executive officer, principal financial officer and principal accounting officer will be disclosed on the Company’s website promptly following the date of such amendment or waiver. Please note that none of the information on the Company’s website is incorporated by reference in this proxy statement.

Board Leadership

The Board of Directors does not have a formal policy on whether the roles of Chief Executive Officer and Chairman of the Board of Directors should be separate. However, since its inception, the Company has had separate individuals serve in those positions. Since 2005, the Company’s Board of Directors has been led by Rocco A. Ortenzio as Executive Chairman, and Robert A. Ortenzio has served as the Company’s Chief Executive Officer. The Board of Directors has carefully considered its leadership structure and believes at this time that the Company and its stockholders are best served by having the positions of Executive Chairman and Chief Executive Officer filled by different individuals. This allows the Chief Executive Officer to, among other things, focus on the Company’s day-to-day business, while allowing the Executive Chairman to lead the Board of Directors in its fundamental role of providing advice and oversight of management. Further, the Board of Directors believes that having the Executive Chairman serve dual roles as chairman of the Board of Directors and as an executive officer of the Company promotes information flow between management and the Board of Directors, effective decision making and an alignment of corporate strategy. Moreover, the Board of Directors believes that its other structural features, including five independent directors and seven non-management directors on a board consisting of nine directors, regular meetings of independent directors in executive session and key committees consisting wholly of independent directors, provide for substantial independent oversight of the Company’s management. However, the Board of Directors recognizes that depending on future circumstances, other leadership models may become more appropriate. Accordingly, the Board of Directors will continue to periodically review its leadership structure.

Risk Oversight

The Company faces a number of risks, including regulatory risk, credit risk, liquidity risk, reputational risk and risk from adverse fluctuations in interest rates. Management is responsible for the day-to-day management of risks faced by the Company, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors seeks to ensure that the risk management processes designed and implemented by management are adequate. The Board of Directors periodically consults with management regarding the Company’s risks.

While the Board of Directors is ultimately responsible for risk oversight, the Company’s three board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit and Compliance Committee assists the Board of Directors in overseeing risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and periodically reviews with management, internal auditors and independent auditors the adequacy and effectiveness of the Company’s policies for assessing and managing risk. The Compensation Committee assists the Board of Directors in oversight and management of risks related to the Company’s compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board of Directors in oversight and management of risk associated with board organization, membership and structure, succession planning for our directors and officers and corporate governance.

Committees of the Board of Directors

The Board of Directors currently has three standing committees. Charters for each of these committees can be found on the Company’s website at www.selectmedicalholdings.com.

Audit and Compliance Committee—The Audit and Compliance Committee is governed by a written charter adopted in September 2009, which became effective as of the time the Company’s common stock was first listed on the NYSE. The primary responsibility of the Audit and Compliance Committee is to oversee the Company’s financial reporting process and compliance program on behalf of the Board of Directors and to regularly report the results of its activities to the Board of Directors. The Audit and Compliance Committee assists the Board of Directors in the oversight of the integrity of the Company’s financial statements and financial reporting process, the systems of internal accounting and financial controls, the performance of the Company’s internal audit function and independent auditors, the independent auditor’s qualifications and independence, the annual independent audit of the Company’s financial statements, the selection and performance of the Company’s compliance officer, the effectiveness of the structure and operations of the Company’s compliance program, the Company’s compliance with each of the Company’s Code of Conduct and the Code of Ethics for Senior Financial Officers and other legal compliance and ethics programs established by management and the Board of Directors and the Company’s compliance with applicable legal and regulatory requirements. In so doing, the Audit and Compliance Committee is responsible for maintaining free and open communication among its members, the independent registered public accounting firm, the internal auditors and the Company’s management. A detailed list of the Audit and Compliance Committee’s functions is included in its charter. The Audit and Compliance Committee charter is annually reviewed and ratified by the Audit and Compliance Committee and the Board of Directors.

The current members of the Audit and Compliance Committee are Messrs. Dalton, Ely and Swergold. The composition of the Audit and Compliance Committee satisfies the independence and financial literacy requirements of the NYSE and the SEC. The financial literacy standards require that each member of the Audit and Compliance Committee be able to read and understand fundamental financial statements. In addition, at least one member of the Audit and Compliance Committee must qualify as an “audit committee financial expert,” as defined by the rules and regulations of the SEC, and have financial sophistication in accordance with the rules of the NYSE. The Board of Directors has determined that each of the Audit and Compliance Committee members qualifies as an “audit committee financial expert” as defined in

Item 407(d)(5) of Regulation S-K. Also, each member of the Audit and Compliance Committee is independent, as independence for audit committee members is defined in the applicable NYSE listing standards. The Audit and Compliance Committee held seven meetings during fiscal year 2010.

Compensation Committee—The Compensation Committee is governed by a written charter adopted in September 2009, which became effective as of the time the Company’s common stock was first listed on the NYSE. The Compensation Committee has overall responsibility for evaluating and approving the Company’s executive officer and director compensation plans, policies and programs, as well as all equity-based compensation plans and policies. The Compensation Committee is also responsible for preparing the Compensation Discussion and Analysis report for inclusion in the Company’s annual proxy statement filed with the SEC. The Compensation Committee charter is annually reviewed and ratified by the Compensation Committee and Board of Directors.

The current members of the Compensation Committee are Messrs. Cressey and Swergold. The Compensation Committee consists of two directors who the Board of Directors has determined in its business judgment are independent as defined in the applicable NYSE listing standards. The Compensation Committee held five meetings during fiscal year 2010.

Nominating and Corporate Governance Committee—The Nominating and Corporate Governance Committee is governed by a written charter adopted in September 2009, which became effective as of the time the Company’s common stock was first listed on the NYSE. The Nominating and Corporate Governance Committee is appointed to (i) identify individuals qualified to serve on the Board of Directors and board committees; (ii) recommend to the Board of Directors nominees for election to the Board of Directors at annual meetings of stockholders; (iii) recommend to the Board of Directors nominees to serve on each of the board committees; (iv) lead the Board of Directors in its annual review of the performance of the Board of Directors and management; (v) monitor the Company’s corporate governance structure; and (vi) develop and recommend to the Board of Directors any proposed changes to the Company’s corporate governance guidelines. The Nominating and Corporate Governance Committee identifies individuals, including those recommended by stockholders, believed to be qualified as candidates for Board of Directors membership. The Nominating and Corporate Governance Committee has the authority to retain search firms to assist it in identifying candidates to serve as directors. In addition to any other qualifications the Nominating and Corporate Governance Committee may in its discretion deem appropriate, all director candidates, at a minimum, should possess the highest personal and professional ethics, integrity and values and be committed to representing the best interests of the stockholders. In identifying candidates, the Nominating and Corporate Governance Committee will also take into account other factors it considers appropriate, which include ensuring a majority of directors satisfy the independence requirements of the NYSE, the SEC or other appropriate governing body and that the Board of Directors as a whole is comprised of directors who have the appropriate experience, expertise and perspective that will enhance the quality of the Board of Directors’ deliberations and decisions. While the Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating and Corporate Governance Committee and the Board of Directors believe it is essential that the Board of Directors is able to draw on a wide variety of backgrounds and professional experiences among its members. The Nominating and Corporate Governance Committee desires to maintain the Board of Directors’ diversity through the consideration of factors such as education, skills and relevant professional experience. The Nominating and Corporate Governance Committee does not intend to nominate representational directors, but instead considers the entirety of each candidate’s credentials in the context of these standards and the characteristics of the Board of Directors in its entirety. The Nominating and Corporate Governance Committee will conduct appropriate inquiries with respect to the backgrounds and qualifications of all director candidates. Once the Nominating and Corporate Governance Committee has completed its review of a candidate’s qualifications and conducted the appropriate inquiries, the Nominating and Corporate Governance Committee will make a determination whether to recommend the candidate for approval by the Board of Directors. If the Nominating and Corporate Governance Committee decides to recommend the director candidate for nomination by the Board of Directors and such recommendation is accepted by the Board of Directors, the form of proxy solicited by the Company will include the name of the director candidate. The Nominating and

Corporate Governance Committee charter is annually reviewed and ratified by the Nominating and Corporate Governance Committee and Board of Directors.

The Nominating and Corporate Governance Committee considers stockholder nominees for directors in the same manner as nominees for director from other sources. Stockholder suggestions for nominees for director should be submitted to the Secretary or Assistant Secretary no later than the date by which stockholder proposals for action must be submitted and should include the following information: (i) the name and address of the stockholder making the recommendations, (ii) a representation that the stockholder is a holder of record, which should include the number of shares presently held and how long the shares have been held, (iii) a description of any and all arrangements or understandings between the stockholder making the recommendation and the director candidate, and (iv) all information regarding the director candidate that is required to be included in a proxy solicitation for the election of directors.

The current members of the Nominating and Corporate Governance Committee are Messrs. Dalton and Swergold. The Nominating and Corporate Governance Committee consists of two directors who the Board of Directors has determined in its business judgment are independent as defined in the applicable NYSE listing standards. The Nominating and Corporate Governance Committee held two meetings during fiscal year 2010.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors is composed entirely of independent directors, and currently consists of Messrs. Cressey and Swergold. The Board of Directors has determined that Messrs. Cressey and Swergold are each independent under the NYSE listing standards currently in effect. The Compensation Committee administers the Company’s executive compensation program. The role of the Compensation Committee is to oversee the Company’s compensation and benefit plans and policies, to administer the Company’s equity plans (including reviewing and approving equity grants to officers and directors) and to review and approve annually all compensation decisions relating to directors and elected officers, including those for the Company’s Chief Executive Officer and the other executive officers named in the Summary Compensation Table (the “named executive officers”). The Compensation Committee works with management to develop relationships between pay levels, financial performance and returns to stockholders in order to align the Company’s compensation structure with the Company’s organizational objectives. The charter of the Compensation Committee authorizes the Compensation Committee to confer with management to the extent it deems necessary or appropriate to fulfill its responsibilities.

The Compensation Committee discharges the responsibilities of the Board of Directors relating to the compensation of the Company’s executive officers and directors. The Compensation Committee has overall responsibility for evaluating and approving executive officer and director compensation plans and policies. The specific responsibilities and functions of the Compensation Committee are delineated in the charter of the Compensation Committee.

Compensation Consultant

The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee. In fiscal year 2010, the Compensation Committee did not, however, engage such experts.

Role of Executive Officers

At the request of the Compensation Committee, the Company’s Chief Executive Officer participates in Compensation Committee meetings and recommend levels of compensation for the other named executive officers. However, the Compensation Committee makes the final determination regarding the compensation of the named executive officers.

Compensation Committee Interlocks and Insider Participation

Prior to September 2010, the Compensation Committee consisted of Messrs. Carson, Chernow and Cressey. Messrs. Carson and Chernow resigned from the Compensation Committee in September 2010. Mr. Carson is affiliated with Welsh, Carson, Anderson & Stowe, a principal stockholder of the Company. See “Certain Relationships, Related Transactions and Director Independence” for a description of the Company’s relationship with Welsh, Carson, Anderson & Stowe.

No current member of the Compensation Committee is or has been at any time one of the Company’s officers or employees. None of the Company’s executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Compensation Committee Statement

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of the Company’s proxy statement with management, and based on the Compensation Committee’s review and discussion with management, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis section be included in the Company’s proxy statement for fiscal year 2010.

Members of the Compensation Committee:
Bryan C. Cressey
Leopold S. Swergold

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Objectives of the Company’s Executive Compensation Policy

Introduction. This Compensation Discussion and Analysis (“CD&A”) provides an overview of the Company’s executive compensation program, together with a description of the material factors underlying the decisions which resulted in the compensation provided for 2010 to the Company’s Executive Chairman, Chief Executive Officer, President and Chief Operating Officer, President and Chief Development & Strategy Officer and Chief Financial Officer (collectively, the “named executive officers”), as presented in the tables which follow this CD&A. This CD&A contains statements regarding certain performance targets and goals the Company has used or may use to determine appropriate compensation. These targets and goals are disclosed in the limited context of the Company’s compensation program and should not be understood to be statements of management’s expectations or estimates of financial results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

Compensation Philosophy. The Company’s compensation philosophy for named executive officers is designed with the primary goals of rewarding the contributions of named executive officers to the Company’s financial performance and providing overall compensation sufficient to attract and retain highly skilled named executive officers who are properly motivated to contribute to the Company’s financial performance. The Company generally seeks to achieve its goals with respect to named executive officers’ compensation by implementing and maintaining incentive plans for such executive officers that tie a substantial portion of each executive’s overall compensation to pre-determined financial goals relating to the Company’s return on equity and earnings per share.

Committee Process. The Compensation Committee meets as often as necessary to perform its duties and responsibilities. During 2010, the Compensation Committee met five times. The Compensation Committee’s meeting agenda is normally established by the Company’s Chief Executive Officer in consultation with the chairman and members of the Compensation Committee. Members of the Compensation Committee receive the agenda and related materials in advance of each meeting. Depending on the meeting’s agenda, such materials may include financial reports regarding the Company’s performance, reports on achievement of individual and Company objectives and information regarding the Company’s compensation programs.

The Compensation Committee periodically reviews overall compensation levels to ensure that performance-based compensation represents a sufficient portion of total compensation to promote and reward executive officers’ contributions to the Company’s performance. With respect to the Company’s named executive officers, the Compensation Committee has determined to place increasing emphasis on performance-based compensation in lieu of paying higher base salaries. All members of the Compensation Committee have extensive experience in the healthcare industry, including a focus on structuring appropriate executive compensation for healthcare companies. In setting the compensation for the named executive officers, the Compensation Committee members draw on their collective experience in the healthcare industry and knowledge of investors’ goals. Accordingly, the Compensation Committee has not deemed it necessary to review formal compensation data, utilize a formal benchmarking process or engage the services of a compensation consultant to set the compensation levels of the Company’s named executive officers.

Role of Chief Executive Officer in Compensation Decisions. At the request of the Compensation Committee, the Company’s Chief Executive Officer participates in Compensation Committee meetings and recommends levels of compensation for the other named executive officers. However, the Compensation Committee makes the final determination regarding the compensation of the named executive officers.

Risk Assessment

The Compensation Committee meets periodically each fiscal year to review the Company’s executive compensation policies and programs to ensure that they are appropriate. The Compensation Committee also determines each year whether incentive compensation will be awarded to the Company’s non-executive employees. After considering the various forms of compensation paid to the Company’s employees, the Compensation Committee has concluded that the Company’s compensation policies and programs are not reasonably likely to have a material adverse effect on the Company. This conclusion is based on the following factors:

•	A majority of the Company’s employees do not receive any performance-based compensation;

•	A significant portion of the compensation paid to the Company’s employees who are eligible to receive performance-based compensation consists of base salary, which is not dependent upon the Company’s performance;

•	The Company’s bonus program for executive officers includes safeguards that reduce the incentive to engage in risky behavior. For example, the Company’s Executive Bonus Plan limits the amount of bonus compensation that participants may receive (regardless of how well the Company performs) and provides the Compensation Committee with the discretion to reduce the bonus awards otherwise payable to participants thereunder; and

•	The Company’s executive officers currently own, and historically have owned, a significant percentage of the outstanding common stock of the Company. Such ownership interest reduces the incentive for the Company’s executive officers to engage in actions designed to achieve only short-term results.

Elements of Compensation

Executive compensation for any Company fiscal year may consist of a combination of the following elements, each of which is discussed in further detail in the sections that follow:

•	Base Salary

•	Annual Performance-Based Bonuses

•	Discretionary Bonuses

•	Equity Compensation

•	Perquisites and Personal Benefits

•	General Benefits.

In prior years, the Company’s named executive officers were also eligible to earn compensation pursuant to a long-term cash incentive plan, as described below.

In addition to the compensation components listed above, each of the named executive officers is party to either an employment agreement or a change in control agreement with Select that provides for post-employment severance payments and benefits in the event of employment termination under certain circumstances.

Base Salary

Base salaries are provided to the named executive officers to compensate them for services rendered during the year. Consistent with the Company’s philosophy of placing increasing emphasis on performance-based compensation, the Compensation Committee sets the base salaries for the named executive officers at levels which it believes are competitive for the healthcare industry when combined with the Company’s incentive programs. The Compensation Committee periodically reviews base salaries for the named executive officers. The base salary for Mr. Jackson was increased effective August 28, 2010, from $412,000 to $480,000 in recognition of his increased responsibilities as a result of the Company’s acquisition of Regency Hospital, L.L.C. No other named executive officer was granted a base salary increase in 2010. In connection with hiring Mr. Chernow, the Compensation Committee determined that a base salary of $640,000 was appropriate based upon the responsibilities of his position and his qualifications.

2010 Named Executive Officer Annual Performance-Based Bonuses

Annual cash bonuses are included as part of the executive compensation program because the Compensation Committee believes that a significant portion of each named executive officer’s compensation should be contingent on the Company’s financial performance. Accordingly, the Company has historically maintained a bonus plan under which named executive officers are eligible to receive annual cash bonuses based upon the achievement of specific performance measures.

For the 2010 fiscal year, each of the named executive officers participated in the Company’s Executive Bonus Plan (the “Executive Bonus Plan”), which was approved by the Company’s stockholders at our 2010 Annual Meeting. The Executive Bonus Plan was implemented in order to allow the Compensation Committee to grant bonus compensation to the Company’s named executive officers that qualifies as “performance-based compensation” under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”). Compensation that qualifies as “performance-based compensation” is not subject to the $1 million cap on deductibility imposed by Section 162(m).

Under the terms of the Executive Bonus Plan, eligible employees, including the named executive officers, may earn bonus compensation based on the achievement of pre-determined performance goals, such as earnings per share, return on equity, return on assets, sales, stock price and operating income. In connection with establishing the performance goals for each performance period, the Compensation Committee will determine the amount of bonus compensation that may be paid to participants upon the achievement of the relevant performance goals. However, no participant may receive a bonus in excess of the lesser of 200% of his or her base salary as of the first day of the performance period or $2.5 million. In addition, the Compensation Committee may decrease, but not increase, each participant’s bonus award in its sole discretion. In the event that a participant earns a bonus under the Executive Bonus Plan, such bonus will be paid either in cash or in shares of restricted stock under the Company’s equity compensation plans.

Bonuses under the Executive Bonus Plan for the 2010 fiscal year were based on the Company’s achievement of specified levels of earnings per share and return on equity. The Compensation Committee selected earnings per share and return on equity as the performance measures for 2010 bonuses because the Compensation Committee believes that each of these metrics is directly related to the creation of stockholder value. For 2010, the Compensation Committee established target and maximum earnings per share levels of $0.65 and $0.75, respectively, and established target and maximum return on equity levels of 14.6% and 18.3%, respectively.

The Compensation Committee approved the following performance matrix to calculate named executive officer bonuses under the Executive Bonus Plan for the 2010 fiscal year:

	Actual Earnings Per Share
Actual Return on Equity	$0.65	$0.66	$0.67	$0.68	$0.69	$0.70	$0.71	$0.72	$0.73	$0.74	$0.75

14.6%	100%	110%	120%	130%	140%	150%	160%	170%	180%	190%	200%
15.3%	110%	120%	130%	140%	150%	160%	170%	180%	190%	200%	210%
16.1%	120%	130%	140%	150%	160%	170%	180%	190%	200%	210%	220%
16.8%	130%	140%	150%	160%	170%	180%	190%	200%	210%	220%	230%
17.5%	140%	150%	160%	170%	180%	190%	200%	210%	220%	230%	240%
18.3%	150%	160%	170%	180%	190%	200%	210%	220%	230%	240%	250%

Pursuant to this performance matrix, if both target earnings per share and target return on equity were not achieved, then no named executive officer would receive a bonus under the Executive Bonus Plan for the 2010 fiscal year. If, however, the target level of performance was achieved for both earnings per share and return on equity, then the named executive officers would receive a bonus equal to the percentage of their target bonus that corresponds with the Company’s actual earnings per share and return on equity, as set forth on the performance matrix. For example, if earnings per share was $0.70 and return on equity was 15.3%, then each named executive officer would receive a bonus equal to 160% of his or her target bonus.

For 2010, the target and maximum bonus percentages for each of the named executive officers is set forth in the table below (expressed as a percentage of the named executive officers’ rate of base salary in effect on January 1, 2010 or the date their employment with Select commenced, if later). The target and maximum bonus percentages for Messrs. Rocco and Robert Ortenzio and Ms. Rice exceed the target and maximum bonus percentages for the other named executive officers due to a higher level of responsibility. Mr. Chernow’s actual bonus for 2010 would be pro-rated because his employment with Select did not commence until September, 2010.

Named Executive Officer	Target Bonus	Maximum Bonus

Rocco A. Ortenzio	80%	200.0%
Robert A. Ortenzio	80%	200.0%
Patricia A. Rice	80%	200.0%
David S. Chernow	65%	162.5%
Martin F. Jackson	50%	125.0%

For 2010, the Company achieved earnings per share of $0.48, which was below target earnings per share. In addition, for 2010, the Company’s return on equity was 9.9%, which was below target return on equity. Accordingly, none of the named executive officers earned a bonus under the Executive Bonus Plan for 2010.

2011 Named Executive Officer Annual Performance-Based Bonuses

The Compensation Committee has determined that each named executive officer will participate in the Executive Bonus Plan for 2011. In addition, the Compensation Committee has established earnings per share and return on equity as the performance goals that will be used to determine whether bonuses will be paid to the named executive officers for 2011. Each named executive officer’s target and maximum bonus for 2011 is set forth in the table below. No participant in the Executive Bonus Plan may receive a bonus under the Executive Bonus Plan in excess of the lesser of 200% of his or her base salary as of the first day of the relevant performance period and $2.5 million. The target and maximum bonus percentages for Messrs. Rocco and Robert Ortenzio and Ms. Rice exceed the target and maximum bonus percentages for the other named executive officers due to a higher level of responsibility.

Named Executive Officer	Target Bonus	Maximum Bonus

Rocco A. Ortenzio	80%	200.0%
Robert A. Ortenzio	80%	200.0%
Patricia A. Rice	80%	200.0%
David S. Chernow	65%	162.5%
Martin F. Jackson	50%	125.0%

Discretionary Bonuses

The Compensation Committee may determine to grant the named executive officers discretionary bonuses from time to time. In granting discretionary bonuses, the Compensation Committee considers several factors, including a named executive officer’s performance and contributions to the success of the Company, and the Company’s overall performance. For example, in 2009, the Compensation Committee determined that it was appropriate to award discretionary bonuses to the 2009 named executive officers in recognition of (i) the fact that the Company’s financial results for 2009 exceeded budgeted amounts, (ii) the Company’s adaptation to an increasingly difficult and complex regulatory environment, (iii) management’s work with industry and government officials on regulations affecting our business, (iv) continued improvements in our cost management, and (v) the completion of our initial public offering. These discretionary bonuses are disclosed in the “Bonus” column for 2009 in the Summary Compensation Table, below.

With respect to the 2010 fiscal year, the Compensation Committee determined that it would not be appropriate to grant the named executive officers discretionary bonuses in light of the Company’s financial performance.

Equity Compensation

The Company currently maintains the Select Medical Holdings Corporation 2005 Equity Incentive Plan, as amended (the “2005 Equity Plan”), which was established to provide certain employees of the Company and its subsidiaries (including the named executive officers) with incentives to help align those employees’ interests with the interests of the Company’s stockholders. Awards under the 2005 Equity Plan may be in the form of restricted stock, non-qualified stock options and incentive stock options. Other than the initial hire grant of restricted stock awarded to Mr. Chernow (as described below), all awards granted under the 2005 Equity Plan to the named executive officers became fully vested on or before February 24, 2010. The awards that vested in 2010 are set forth below in the Option Exercises and Stock Vested table. However, as described below on the Outstanding Equity Awards at Fiscal Year End table, as of the date of this Proxy Statement, Mr. Chernow holds certain unvested stock option awards granted under the Select Medical Holdings Corporation 2005 Equity Incentive Plan for Non-Employee Directors (the “2005 Director Plan”) in respect of his service as a member of the Board of Directors.

Because of the limited number of shares that are currently available for issuance under the 2005 Equity Plan, the Company, as described in Proposal 4 below, is seeking stockholder approval of the Select Medical Holdings Corporation 2011 Equity Incentive Plan (the “2011 Equity Plan”). In the event that the Company’s stockholders approve the 2011 Equity Plan, the Company will terminate the 2005 Equity Plan with respect to the grant of new awards. Under the terms of the 2011 Equity Plan, the Company will be authorized to grant awards of restricted stock, non-qualified stock options and incentive stock options to eligible employees and consultants of the Company and its subsidiaries (including the named executive officers), as well as directors of the Company.

As an inducement to accepting the Company’s offer of employment, Mr. Chernow was granted one million shares of restricted stock of the Company under the 2005 Equity Plan. Subject to Mr. Chernow’s continued employment with the Company on the applicable vesting date, 25% of the shares of restricted stock granted to him will vest on each of September 13, 2013, September 13, 2014, September 13, 2015 and September 13, 2016. In the event that Mr. Chernow’s employment with the Company terminates for any reason other than death or disability, all unvested shares of restricted stock will be forfeited. In the event that Mr. Chernow’s employment with the Company terminates due to death or disability, a pro rata portion of the next tranche of restricted stock that is scheduled to vest will become vested and the remaining restricted stock will be forfeited. In addition, in the event of a change in control, Mr. Chernow’s restricted stock award will become fully vested. The term “change in control” generally means (1) the disposition of all or substantially all of the Company’s or Select’s assets, (2) the acquisition by any person (other than a substantial stockholder) of beneficial ownership of more than 40% of the voting power of the Company or Select, or (3) a change in the majority of the members of the Company’s or Select’s board of directors.

Other than the restricted stock grant to Mr. Chernow described above, no equity awards were granted to our named executive officers in 2010. The decision to not make any equity grants to our named executive officers in 2010 was made by the Compensation Committee based on its determination that the named executive officers possess a sufficient ownership interest in the Company and are sufficiently motivated by the Company’s bonus compensation programs and base salaries to continue to contribute to the Company’s financial performance.

Perquisites and Other Personal Benefits

The Company provides named executive officers with perquisites and other personal benefits that it and the Compensation Committee believe are reasonable and consistent with the Company’s overall compensation program to better enable the Company to attract and retain highly skilled named executive officers. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

Use of Company Aircraft. The primary perquisite and personal benefit the named executive officers are currently provided is the personal use of the Company’s aircraft at the Company’s expense. In recognition of their contributions to the Company, Messrs. Rocco and Robert Ortenzio and Ms. Rice are entitled to use the

Company’s aircraft for personal reasons and may be accompanied by friends and family members. Messrs. Rocco and Robert Ortenzio and Ms. Rice must recognize taxable compensation for the value of the personal use of the Company’s aircraft by themselves and their friends and family members. Mr. Chernow and Mr. Jackson may use the Company’s aircraft in connection with a personal emergency or bereavement matter with the prior approval of the Company’s Executive Chairman or Chief Executive Officer.

Physical Examination. The Company offers full reimbursement for the costs associated with an annual comprehensive physical exam for the named executive officers, including travel and accommodations, so that a named executive officer who makes use of the Company’s physical exam benefit can be evaluated and receive diagnostic and preventive medical care.

Retirement Medical Benefits. If Ms. Rice retires prior to age 65, the Company has agreed to provide continued health and dental insurance benefits to Ms. Rice and her eligible dependents following her retirement until she attains age 65. Ms. Rice would be required, during the period that the Company provides such health and dental insurance benefits, to make contributions toward the cost of such coverage at the same level required for employees who participate in the Company’s health and dental coverage.

Relocation Benefits. Because Mr. Chernow was required to relocate from Colorado to the Company’s headquarters in Pennsylvania in connection with his acceptance of the Company’s offer of employment, the Company provided Mr. Chernow with certain relocation benefits. Specifically, the Company provided Mr. Chernow with a one-time relocation bonus in the amount of $150,000 to offset certain relocation expenses that Mr. Chernow will incur, and has agreed to either pay or reimburse Mr. Chernow for the reasonable cost of moving his family’s household furniture, furnishings and goods to his new Pennsylvania residence. Mr. Chernow’s relocation bonus must be repaid to the Company in the event that his employment with the Company ends prior to September 13, 2011.

Taxes. As described below under the heading “Potential Payments Upon Termination or Change in Control,” each named executive officer is entitled to a tax gross up payment in the event that any change in control payments which they are entitled to receive constitute “excess parachute payments” within the meaning of Section 280G of the Code.

Attributed costs of the perquisites and personal benefits described above for the named executive officers for the fiscal year ended December 31, 2010, are included in the “Summary Compensation Table,” below.

General Benefits

The named executive officers are also eligible to participate in the Company’s group health and dental plans, including short term and long term disability, life insurance (at an amount equal to 100% of base salary), and the Company’s 401(k) plan on the same terms and conditions as those plans are available to the Company’s employees generally.

Long Term Cash Incentive Plan

The Company’s named executive officers, other than Mr. Chernow, were eligible to participate in the Company’s Long Term Cash Incentive Plan (the “Cash Plan”). The Cash Plan was designed to provide an incentive to officers to motivate them to achieve a liquidity event for the stockholders of the Company prior to the Company’s stock becoming publicly-traded. Upon achieving this goal through the Company’s public offering in September 2009, the Cash Plan was terminated, and $18.0 million in the aggregate was paid under the Cash Plan to the participants. Because Mr. Chernow’s employment with the Company did not begin until after the Company’s stock became publicly traded, he did not participate in the Cash Plan.

The Cash Plan originally provided a bonus pool of $100.0 million (to be paid on a pro rata basis to all participants according to the number of units held in their accounts), payable under two circumstances. First, $50.0 million would be paid to participants in the event of a change in control or initial public offering of the Company with proceeds to the Company in excess of $250.0 million in which the value attributable to the Company’s stock exceeded a designated valuation. The remaining balance of the bonus pool would be allocated and paid upon a redemption of the Company’s preferred stock, when special dividends were paid on the Company’s preferred stock or upon a sale of the Company’s outstanding preferred stock within the twelve-month period following an initial public offering. A portion of the bonus pool was paid as a result of a special dividend paid on account of the preferred stock in September 2005.

The number of units that were allocated to the account of each of the named executive officers prior to the initial public offering in September 2009 is set forth in the table below. The number of units allocated to the accounts of Messrs. Rocco and Robert Ortenzio exceeded the number of units allocated to the other named executive officers due to a higher level of responsibility.

Named Executive Officer	Cash Plan Units

Rocco A. Ortenzio	25,000
Robert A. Ortenzio	35,000
Patricia A. Rice	15,000
Martin F. Jackson	7,000

Because the Company did not expect the designated stock value targets to be achieved upon the initial public offering and because the conversion of the preferred stock would not result in payment under the Cash Plan, the Company amended the Cash Plan in 2009 so that it would still provide an incentive for participants to assist the Company in consummating the public offering. The Board of Directors therefore amended the Cash Plan, effective August 12, 2009, to provide for an aggregate payment under the Cash Plan of $18.0 million upon the completion of an initial public offering on or prior to March 31, 2010. Each participant’s payment upon such an event was equal to the product of (1) $18.0 million, and (2) the number of units held by such participant, divided by the total number of units outstanding under the Cash Plan. Following such payment, all units under the Cash Plan were forfeited and no participant was entitled to any further benefit or payment under the Cash Plan. Upon the completion of the Company’s initial public offering in September 2009, each of the named executive officers received the following payments under the Cash Plan:

Named Executive Officer	Cash Plan Payment ($)

Rocco A. Ortenzio	4,500,000
Robert A. Ortenzio	6,300,000
Patricia A. Rice	2,700,000
Martin F. Jackson	1,260,000

These amounts are included in the 2009 “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, below.

Employment Agreements

It is the Company’s general philosophy that all of the Company’s employees should be “at will” employees, thereby allowing both the Company and the employee to terminate the employment relationship at any time and without restriction or financial obligation. However, in certain cases, the Company has determined that, as a retention device and a means to obtain non-compete arrangements, employment agreements and change in control agreements are appropriate.

Messrs. Rocco and Robert Ortenzio and Ms. Rice each entered into an employment agreement with Select on March 1, 2000. Each of these employment agreements provides for a three-year term which is automatically extended for an additional year on each anniversary of the effective date of the employment agreement, thereby causing the agreements to have a three year term as of each anniversary of the effective date. Either Select or the executive may elect to not extend the term of the employment agreement by providing advance written notice of non-renewal to the other party. These employment agreements also prohibit the executives from (i) participating in any business that competes with Select or any of its affiliates within a 25 mile radius of any of Select’s or its affiliates’ hospitals or outpatient rehabilitation clinics during employment and for two years thereafter, and (ii) soliciting any of Select’s employees for one year after the termination of his or her employment.

On November 10, 2010, the employment agreements of Messrs. Rocco and Robert Ortenzio and Ms. Rice were amended to conform to certain requirements of Section 409A of the Code. Pursuant to these amendments, all cash severance payments that may become payable to Messrs. Rocco and Robert Ortenzio and Ms. Rice will be payable over the remaining term of the employment agreements, and each such executive will be entitled to receive a pro-rata bonus in the event of a termination of employment in connection with a change in control. Prior to these amendments, severance benefits were payable in a lump sum in certain events, and there was no entitlement to a pro-rata bonus in the event of a termination in connection with a change in control.

Mr. Chernow entered into an employment agreement with Select on September 13, 2010. Mr. Chernow’s employment agreement provides for a three-year term which is automatically extended for successive one year periods beginning on the third anniversary of the effective date of the employment agreement. Either Select or Mr. Chernow may elect to not extend the term of the employment agreement by providing advance written notice of non-renewal to the other party. Mr. Chernow’s employment agreement also prohibits him from, during employment and for the two-year period thereafter, (i) participating in any business that competes with Select or any of its affiliates within a 50 mile radius of any of Select’s or its affiliates’ facilities or the facilities of any customer in which or to whom Mr. Chernow provided services during the twelve month period prior to his termination and (ii) soliciting any of Select’s employees, clients or customers. On March 21, 2011, Mr. Chernow’s employment agreement was amended to revise his change in control severance benefits, as described below in the section titled “Potential Payments upon Termination or Change in Control.”

The employment agreements for Messrs. Rocco Ortenzio, Robert Ortenzio and Chernow and Ms. Rice also provide for certain severance benefits in the event of a termination of employment, as described below under the section titled “Potential Payments upon Termination or Change in Control.”

Mr. Jackson is an employee-at-will, and accordingly, elements of his annual compensation are subject to review and adjustment by the Compensation Committee. However, Mr. Jackson is a party to a change in control agreement with Select that provides for severance upon his termination of employment in connection with a change in control, as described below in the section titled “Potential Payments upon Termination or Change in Control.”

The terms of each of these agreements, including the severance benefits that may be payable under these agreements, are described below more fully in the section titled “Potential Payments upon Termination or Change in Control.”

Rocco A. Ortenzio

Select and Mr. Rocco A. Ortenzio, the Company’s co-founder, are parties to an employment agreement, dated as of March 1, 2000, as subsequently amended. Pursuant to the terms of his employment agreement, Mr. Rocco A. Ortenzio is entitled to an annual base salary of $800,000, subject to adjustment by the Board of Directors. Mr. Rocco A. Ortenzio’s annual base salary was subsequently adjusted upward by the Board of Directors on multiple occasions and was last adjusted to $848,720 effective April 1, 2009. Mr. Rocco A. Ortenzio is also eligible for bonus compensation under his employment agreement. However, the Executive Bonus Plan, described in the CD&A section above, is the primary mechanism for determining bonus compensation from the Company for Mr. Rocco A. Ortenzio. In addition, Mr. Rocco A. Ortenzio is entitled to up to six weeks paid vacation per year under the terms of his employment agreement.

Robert A. Ortenzio

Select and Mr. Robert A. Ortenzio, the Company’s co-founder, are parties to an employment agreement, dated as of March 1, 2000, as subsequently amended. Pursuant to the terms of his employment agreement, Mr. Robert A. Ortenzio is entitled to an annual base salary of $800,000, subject to adjustment by the Board of Directors. Mr. Robert A. Ortenzio’s annual base salary was subsequently adjusted upward by the Board of Directors on multiple occasions and was last adjusted to $848,720 effective April 1, 2009. Mr. Robert A. Ortenzio is also eligible for bonus compensation under his employment agreement. However, the Executive Bonus Plan, described in the CD&A section above, is the primary mechanism for determining bonus compensation from the Company for Mr. Robert A. Ortenzio. Mr. Robert A. Ortenzio is also entitled to up to six weeks paid vacation per year under the terms of his employment agreement.

Patricia A. Rice

Select and Ms. Rice are parties to an employment agreement, effective as of March 1, 2000, as subsequently amended. Pursuant to the terms of her employment agreement, Ms. Rice currently serves as the Company’s President and Chief Operating Officer and is entitled to an annual base salary of $500,000, subject to adjustment by the Board of Directors. Ms. Rice’s annual base salary was subsequently adjusted upward by the Board of Directors on multiple occasions and was last adjusted to $800,000 effective April 1, 2009. Ms. Rice is also eligible for bonus compensation under her employment agreement. However, the Executive Bonus Plan, described in the CD&A section above, is the primary mechanism for determining bonus compensation from the Company for Ms. Rice. In addition, if Ms. Rice retires before the age of 65, she is entitled to continued health and dental insurance coverage for herself and her eligible dependents until she attains age 65. Ms. Rice would be required to contribute to the cost of such coverage at the same level required for employees who participate in the Company’s health and dental plans. Pursuant to an amendment to her employment agreement, Ms. Rice may use her office in Mechanicsburg, Pennsylvania and/or her home offices in Nicholasville or Lexington, Kentucky and St. Petersburg, Florida in carrying out her duties to the Company.

David S. Chernow

Select and Mr. Chernow entered into an employment agreement on September 13, 2010 in connection with his acceptance of the Company’s offer of employment. Pursuant to the terms of his employment agreement, Mr. Chernow is entitled to an annual base salary of $640,000, subject to adjustment by the Board of Directors. Mr. Chernow is also eligible to receive bonus compensation, annual or otherwise, in an amount to be determined by the Board of Directors in its sole discretion. However, the Executive Bonus Plan, described in the CD&A section above, is the primary mechanism for determining bonus compensation from the Company for Mr. Chernow. In addition, Mr. Chernow is entitled to paid time off in accordance with the Company’s paid time off policies in effect from time to time.

Summary Compensation Table

This Summary Compensation Table summarizes the total compensation paid or earned by each named executive officer for each of the 2010, 2009 and 2008 fiscal years.

					Non-Equity
				Stock	Incentive Plan	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)(1)	Compensation ($)(2)	Compensation ($)(3)	Total ($)

Rocco A. Ortenzio	2010	848,720	—	—	—	101,666	950,386
Executive Chairman	2009	842,065	1,060,000	909,020	4,500,000	96,859	7,407,944
	2008	824,000	660,000	—	—	120,126	1,604,106

Robert A. Ortenzio	2010	848,720	—	—	—	39,087	887,807
Chief Executive	2009	842,065	1,060,000	1,272,630	6,300,000	61,746	9,536,441
Officer	2008	824,000	660,000	—	—	58,657	1,542,657

Patricia A. Rice	2010	800,000	—	—	—	233,983	1,033,983
President and Chief	2009	786,538	1,000,000	545,410	2,700,000	170,008	5,201,956
Operating Officer	2008	743,933	600,000	—	—	197,428	1,541,361

David S. Chernow	2010	172,308	—	7,480,000	—	241,330	7,893,638
President and Chief Development & Strategy Officer

Martin F. Jackson	2010	432,400	—	—	—	3,675	436,075
Executive Vice	2009	408,769	329,600	254,530	1,260,000	20,622	2,273,521
President and Chief	2008	398,897	240,000	—	—	6,900	645,797
Financial Officer

(1)	The dollar amounts reported in this column represent the grant date fair value calculated according to ASC 718 of restricted stock awards granted in the applicable fiscal year pursuant to the 2005 Equity Plan. See Note 10 to the Consolidated Financial Statements included in the Annual Report for a discussion of the relevant assumptions used in calculating value pursuant to ASC 718.

(2)	The amounts reported in this column for 2009 represent the payments to each of the named executive officers under the Cash Plan, as described in the CD&A section, above.

(3)	The items reported in this column for 2010 are described in the “All Other Compensation” table below.

All Other Compensation

					Directors
			Personal		Fees Earned		Moving
		401(k) Matching	Use of	Executive	or Paid in	Relocation	Expenses
Named Executive Officer	Year	Contributions ($)	Aircraft ($)	Physical ($)	Cash ($)(1)	Bonus ($)	($)	Total ($)

Rocco A. Ortenzio	2010	—	101,666	—	—	—	—	101,666
Robert A. Ortenzio	2010	3,675	31,129	4,283	—	—	—	39,087
Patricia A. Rice	2010	3,675	229,201	1,107	—	—	—	233,983
David S. Chernow	2010	—	—	—	66,200	150,000	25,130	241,330
Martin F. Jackson	2010	3,675	—	—	—	—	—	3,675

(1)	Represents fees paid to Mr. Chernow for his services as a member of the Board of Directors prior to the commencement of his employment with the Company. Mr. Chernow no longer serves on the Board of Directors.

Grants of Plan-Based Awards

					All Other
					Stock
					Awards;	Grant Date
					Number of	Fair Value
		Estimated Future Payouts Under			Shares of	of Stock
		Non-Equity Incentive Plan Awards(1)			Stock or	and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Units (#)(2)	Awards ($)

Rocco A. Ortenzio	—	—	678,976	1,697,440	—	—
Robert A. Ortenzio	—	—	678,976	1,697,440	—	—
Patricia A. Rice	—	—	640,000	1,600,000	—	—
David S. Chernow	9/13/2010	—	—	—	1,000,000	7,480,000
	—	—	112,000	280,001	—	—
Martin F. Jackson	—	—	206,000	515,000	—	—

(1)	Amounts reported in these columns represent the target and maximum bonus opportunities for the named executive officers with respect to the 2010 fiscal year under the Executive Bonus Plan. Mr. Chernow’s target and maximum bonus opportunities were pro-rated because his employment with Select did not commence until September 2010. As described in the CD&A section, above, because the required level of performance was not achieved, no bonuses were paid to such individuals under the Executive Bonus Plan with respect to the 2010 fiscal year.

(2)	Represents an award of 1,000,000 shares of restricted stock granted to Mr. Chernow under the 2005 Equity Plan.

Outstanding Equity Awards at Fiscal Year End

		Option Awards(1)				Stock Awards(2)
							Market
		Number of	Number of			Number of	Value of
		Securities	Securities			Shares or	Shares or
		Underlying	Underlying			Units of	Units of
		Unexercised	Unexercised	Option	Option	Stock That	Stock That
	Grant	Options (#)	Options (#)	Exercise	Expiration	Have Not	Have Not
Name	Date	Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)

David S. Chernow	9/13/2010	—	—	—	—	1,000,000 (3)	7,310,000 (4)
	8/12/2009	600	2,400 (5)	10.00	8/11/2019	—	—
	8/20/2008	1,200	1,800 (6)	10.00	8/19/2018	—	—
	8/15/2007	1,800	1,200 (7)	8.33	8/14/2017	—	—
	11/9/2006	2,400	600 (8)	8.33	11/8/2016	—	—

(1)	All option awards were granted to Mr. Chernow under the 2005 Directors Plan.

(2)	All stock awards were granted to Mr. Chernow under the 2005 Equity Plan.

(3)	Subject to Mr. Chernow’s employment on the applicable vesting date, 250,000 of these shares of restricted stock will vest on each of September 13, 2013, September 13, 2014, September 13, 2015 and September 13, 2016. In addition, these shares of restricted stock are subject to accelerated vesting in certain events, as described above in the CD&A section.

(4)	Represents the value of Mr. Chernow’s unvested shares of restricted stock as of December 31, 2010, based on the closing market price of our common stock on that date ($7.31 per share).

(5)	Subject to Mr. Chernow’s continued service on the applicable vesting date, 600 of these options will vest and become exercisable on each of August 12, 2011, August 12, 2012, August 12, 2013 and August 12, 2014. In addition, these options are subject to accelerated vesting in certain events, as described below in the section titled “Potential Payments upon Termination or Change in Control.”

(6)	Subject to Mr. Chernow’s continued service on the applicable vesting date, 600 of these options will vest and become exercisable on each of August 20, 2011, August 20, 2012 and August 20, 2013. In addition, these options are subject to accelerated vesting in certain events, as described below in the section titled “Potential Payments upon Termination or Change in Control.”

(7)	Subject to Mr. Chernow’s continued service on the applicable vesting date, 600 of these options will vest and become exercisable on each of August 15, 2011 and August 15, 2012. In addition, these options are subject to accelerated vesting in certain events, as described below in the section titled “Potential Payments upon Termination or Change in Control.”

(8)	Subject to Mr. Chernow’s continued service on the applicable vesting date, the remaining 600 of these options will vest and become exercisable on November 9, 2011. In addition, these options are subject to accelerated vesting in certain events, as described below in the section titled “Potential Payments upon Termination or Change in Control.”

Option Exercises and Stock Vested

	Stock Awards
	Number of Shares	Value Realized on
Name	Acquired on Vesting (#)	Vesting ($)(1)

Patricia A. Rice	32,690	295,518
Martin F. Jackson	16,345	147,758

(1)	Values shown in this column are equal to the market price per share on the vesting date multiplied by the number of shares vesting on such date. With respect to Ms. Rice, 16,345 shares vested on each of January 24, 2010 and February 24, 2010. With respect to Mr. Jackson, 8,172 shares vested on January 24, 2010 and 8,173 shares vested on February 24, 2010. The market price of the Company’s common stock was $9.90 per share on January 24, 2010 and $8.18 per share on February 24, 2010.

Potential Payments upon Termination or Change in Control

Each of our named executive officers may be entitled to certain payments upon termination of employment or a change in control, as described below.

Termination of Employment Not in Connection with a Change in Control

Pursuant to the employment agreements between Select and Messrs. Robert and Rocco Ortenzio and Ms. Rice, upon a termination of employment by the Company without cause (other than due to death or disability) or by the executive officer for good reason, and except with respect to certain terminations in connection with a change in control (as describe below), each such named executive officer is entitled to receive (1) immediate vesting of any unvested stock options outstanding prior to such termination of employment, (2) a pro-rated bonus for the year of termination (based on actual performance if performance goals have been established for such year) and (3) an amount equal to the base salary he or she would have received over the remainder of the employment term had no such termination occurred, with such amount to be paid in installments for the remainder of the term of the executive’s employment agreement, beginning on the six-month anniversary of such termination of employment. As a condition to receiving such payments, each such executive must execute a release of claims.

Pursuant to the employment agreement between Select and Mr. Chernow, upon his termination by the Company without cause (other than by reason of death or disability or in connection with a change in control), Mr. Chernow is entitled to receive twelve months of continued base salary, with such payments to begin on the Company’s first payroll date of the seventh month following the date of such termination (provided that such first payment will include an amount equal to Mr. Chernow’s base salary for the period from the date of such termination to the first regular payroll date of the seventh month following such termination). As a condition to receiving such payments, Mr. Chernow must execute a release of claims.

The employment agreements, other than the employment agreement between Select and Mr. Chernow, also entitle the executive officers to receive salary continuation through insurance in the event of a termination of employment by reason of disability. Such salary continuation is at the rate of 100% of base salary for Mr. Rocco Ortenzio and 50% of base salary for each of Mr. Robert Ortenzio and Ms. Rice. In addition, such salary continuation is payable for a period of up to ten years, subject to earlier termination if the executive becomes physically able to resume employment in an occupation consistent with his or her education, training and experience.

Any unvested restricted stock held by Ms. Rice will also vest in full upon her termination by the Company without cause or due to her death or disability. In addition, pursuant to the restricted stock agreement entered into with Mr. Chernow on September 13, 2010, in the event that Mr. Chernow’s employment terminates due to death or disability, a pro rata portion of the next tranche of such restricted stock that is scheduled to vest will become vested and the remaining restricted stock will be forfeited. Unvested restricted stock held by the other named executive officers will be forfeited upon their termination of employment with the Company for any reason.

Ms. Rice is also entitled to continued health and dental benefits for herself and her eligible dependents until she attains age 65 in the event that her employment terminates prior to age 65. Ms. Rice would be required to contribute to the cost of such coverage at the same level required for employees who participate in the Company’s health and dental coverage plans.

For purposes of the employment agreements, “cause” is generally defined as (i) the willful and continued failure of the executive to substantially perform his or her duties, (ii) the engaging by the executive in willful or reckless misconduct which is demonstrably and materially injurious to Select, or (iii) the conviction of the executive of a felony involving moral turpitude. In addition, “good reason” is generally defined as (i) the assignment to the executive of any duties inconsistent in any material respect with his or her position, authority, duties or responsibilities, or any other action by Select which results in a material diminution or material adverse change in such position, status, authority, duties or responsibilities, (ii) any failure by Select to comply with its duties to provide the executive with compensation and benefits, (iii) a requirement that the executive be based at any office or location other than Mechanicsburg, Pennsylvania or within 25 miles of such location or (iv) any failure by Select to cause its successor to assume its obligations under the employment agreement.

Set forth in the table below are the amounts that would be payable to each of the named executive officers who is party to an employment contract upon termination of employment for the reasons specified therein, assuming that such termination occurred on December 31, 2010.

	Without Cause			For Good Reason			Disability		Death	Retirement

		Pro-	Equity		Pro-	Equity		Equity	Equity	Health and
	Base	Rata	Vesting	Base	Rata	Vesting		Vesting	Vesting	Dental
	Salary	Bonus	Value	Salary	Bonus	Value	Base Salary	Value	Value	Benefits
Name	($)	($)(1)	($)	($)	($)(1)	($)	($)(2)	($)(3)	($)(3)	($)(4)

Rocco A. Ortenzio	2,687,613	—	—	2,687,613	—	—	8,487,200	—	—	—
Robert A. Ortenzio	2,687,613	—	—	2,687,613	—	—	4,243,600	—	—	—
Patricia A. Rice	2,533,333	—	—	2,533,333	—	—	4,000,000	—	—	9,661
David S. Chernow	640,000	—	—	—	—	—	—	183,415	183,415	—

(1)	No pro-rata bonuses would be payable to the named executive officers because the 2010 bonus targets were not achieved.

(2)	The amount reported in this column represents the amount of salary continuation payable over the ten year period following the date of termination of employment for disability, subject to termination if the named executive officer becomes physically able to resume employment.

(3)	Represents the value of 25,091 shares of restricted stock vesting on December 31, 2010, based on the closing price of the Company’s common stock on such date ($7.31). The number of shares of restricted stock vesting on such date is determined by multiplying the number of shares of restricted stock scheduled to vest at the next vesting date (250,000), by the ratio of (x) the number of days that elapsed from the date of grant through December 31, 2010 (110) to (y) the number of days in such vesting period (1,096).

(4)	The value reported in this column reflects the estimated cost of providing health and dental coverage to Ms. Rice and her eligible dependents (less her portion of the premiums) each year until Ms. Rice reaches the age of 65, based on the current cost of such coverage. The actual cost to the Company of providing such benefits following Ms. Rice’s retirement will depend on the rates of the carrier selected and accordingly, may be more or less than the amount reported.

Change in Control

Messrs. Rocco and Robert Ortenzio’s and Ms. Rice’s employment agreements provide for change in control severance benefits if (1) within the one-year period immediately following a change in control, such executive’s employment is terminated by the Company without cause or such executive terminates his or her employment for any reason, or (2) within the six-month period immediately preceding a change in control, such executive’s employment is terminated without cause and the terminated executive reasonably demonstrates that his or her termination was at the request of a third party who took steps to effect the change in control. In the event of such a termination of employment, such executives are entitled to receive (i) a pro rated bonus for the year of termination (based on actual performance if performance goals have been established for such year), (ii) an amount equal to his or her base salary and bonus for the previous three completed calendar years, with such amount to be paid in installments for the remainder of the term of such executive’s employment agreement (provided that the first payment shall be made on the first regular payroll date of the seventh month following such termination and shall include the installments that would have otherwise been made during such period), and (iii) immediate vesting of all unvested stock options that were outstanding prior to such termination (with such vesting to occur immediately prior to such change in control).

Mr. Chernow’s employment agreement provides for change in control severance benefits if (1) within the one-year period immediately following a change in control, (i) Mr. Chernow’s employment is terminated by Select without cause and other than for death or disability, (ii) Mr. Chernow terminates his employment with Select for good reason, (iii) Select reduces Mr. Chernow’s compensation from that in effect immediately prior to the change in control, or (iv) Select requires Mr. Chernow to relocate his principal place of employment to a location anywhere other than Select’s principal executive offices in (or within 25 miles of) Mechanicsburg, Pennsylvania, or (2) within the six-month period immediately preceding a change in control, Mr. Chernow’s employment is terminated by Select other than for cause, death or disability and he reasonably demonstrates that his termination was at the request of a third party who took steps to effect the change in control. In the event of a termination of employment described in clause (1), Mr. Chernow is entitled to receive (i) a lump-sum cash payment equal to his base salary plus bonus for the previous three completed calendar years (or equal to three times his average total annual cash compensation for base salary and bonus for his years of service to Select if less than three years), and (ii) immediate vesting of all unvested stock options that were outstanding prior to such termination. In the event of a termination described in clause (2), Mr. Chernow is entitled to receive an amount equal to his base salary plus bonus for the previous three completed calendar years (or equal to three times his average total annual cash compensation for base salary and bonus for his years of service to Select if less than three years), with such amount to be paid in equal installments on each of the Company’s regular payroll dates over the twelve (12) month period following such termination; provided that the commencement of such payments shall be delayed until the first payroll date of the seventh month following such termination; provided further that the first payment made shall include the payments that otherwise would be made had the delay described in the preceding clause not been imposed. In addition, all of the restricted stock granted to Mr. Chernow on September 13, 2010, and all of the options granted to Mr. Chernow under the 2005 Directors Plan, will become fully vested (and exercisable, if applicable) upon the occurrence of a change in control (as defined above in the section titled “Equity Compensation”).

Select has entered into a change in control agreement with Mr. Jackson. This agreement provides that if (1) within a five year period immediately following a change in control, Select terminates Mr. Jackson without cause, Mr. Jackson terminates his employment because Select reduced his compensation from that in effect prior to the change in control or Select relocates Mr. Jackson’s principal place of employment to a location more than 25 miles from Mechanicsburg, Pennsylvania, (2) within the six month period immediately following the change in control, Mr. Jackson terminates his employment for good reason, or (3) within the six month period immediately preceding the change in control, Select terminates Mr. Jackson’s employment without cause and he reasonably demonstrates that his termination by Select was at the request of a third party who took steps to effect the change in control, Select is obligated to pay Mr. Jackson, on the first day of the seventh month following such termination, a lump sum cash payment equal to his base salary plus bonus for the previous three completed calendar years. In addition, in the event of such a termination, all of Mr. Jackson’s stock options will become fully vested upon the later of such termination or change in control.

In addition to the benefits described above, each named executive officer is entitled to receive a tax gross-up payment in the event that any change in control payments which he or she is entitled to receive constitute “excess parachute payments” within the meaning of Section 280G of the Code. The tax gross-up payment will equal the amount necessary to place the named executive officer in the same position as if no penalty under Section 4999 of the Code had been imposed on any of the change in control payments, including on the tax gross-up payment.

For purposes of the agreements with Messrs. Rocco Ortenzio, Robert Ortenzio and Jackson and Ms. Rice, as described above, a “change in control” is generally defined to include: (1) the acquisition by a person or group, other than certain controlling stockholders, of more than 50% of the voting shares of the Company or Select; (2) during any twelve month period, the acquisition of at least 33% of the voting shares of the Company or Select; (3) during any twelve month period, there is a change in the majority of the Board of Directors of the Company or Select; (4) a business combination of the Company or Select in which the stockholders of the corporation involved in the business combination cease to own shares representing more than 50% of the voting power of the surviving corporation; or (5) during any twelve month period, a sale of all or substantially all the assets of the Company or Select, other than to an entity controlled by the stockholders of the selling corporation prior to the sale.

For purposes of Mr. Chernow’s employment agreement, a “change in control” is generally defined to include: (1) the acquisition by a person or group, other than certain controlling stockholders, of more than 50% of the voting shares of the Company or Select; (2) during any twelve-month period, there is a change in the majority of the Board of Directors of the Company; (3) a business combination of the Company or Select in which the stockholders of the corporation involved in the business combination cease to own shares representing more than 50% of the voting power of the surviving corporation; or (4) during any twelve month period, a sale of all or substantially all the assets of the Company or Select, other than to an entity controlled by the stockholders of the selling corporation prior to the sale. Notwithstanding the foregoing, no change in control will be deemed to have occurred unless the transaction provides a specified level of consideration to the stockholders ($3.75/share, subject to adjustment for certain corporate events). However, on March 21, 2011, Mr. Chernow’s employment agreement was amended to provide that if Mr. Chernow’s employment is terminated in connection with an event that would constitute a change in control but for the fact that such minimum level of consideration is not satisfied, Mr. Chernow will be entitled to receive the same change in control benefits that he would have received had such minimum level of consideration been satisfied, but any cash severance benefits will be payable over the twelve (12) month period following such termination; provided that the commencement of such payments shall be delayed until the first payroll date of the seventh month following such termination; provided further that the first payment made shall include the payments that otherwise would be made had the delay described in the preceding clause not been imposed.

For purposes of Mr. Jackson’s change in control agreement, “cause” has the same meaning as set forth in the employment agreements for Messrs. Rocco Ortenzio, Robert Ortenzio and Chernow and Ms. Rice, as described above in this section. In addition, generally, Mr. Jackson will have “good reason” to terminate his employment if (i) he makes a good faith determination that, as a result of a change in control, he is unable to perform his services effectively or there is any significant adverse change in his authority or responsibilities, as performed immediately prior to such change in control, or (ii) Select’s obligations under the change in control agreement are not assumed by the acquiring entity or any of its affiliates.

Set forth in the table below are the amounts that would be payable to each of the named executive officers upon the occurrence of a termination of employment in connection with a change in control, as described above in this section. In addition, the table below sets forth the amounts that would be payable to each of the named executive officers upon the occurrence of a change in control. The amounts reported in the table below were calculated assuming that the relevant events occurred on December 31, 2010.

	Termination of Employment				Change in Control

	Cash Severance	Pro-Rata Bonus	Equity Vesting	Tax Gross-Up	Equity Vesting	Tax Gross-Up
Name	Payment ($)	Payment ($)(1)	Value ($)(2)	Payment ($)	Value ($)(2)	Payment ($)

Rocco A. Ortenzio	4,234,785	—	—	—	—	—
Robert A. Ortenzio	4,234,785	—	—	—	—	—
Patricia A. Rice	3,095,116	—	—	—	—	—
David S. Chernow	1,920,000	—	7,310,000	4,367,622	7,310,000	4,367,622
Martin F. Jackson	1,857,266	—	—	—	—	—

(1)	No pro-rata bonuses would be payable to the named executive officers because the 2010 bonus targets were not achieved

(2)	Represents the value of 1,000,000 shares of restricted stock vesting on December 31, 2010, based on the closing price of the Company’s common stock on such date ($7.31). Although Mr. Chernow’s options granted under the 2005 Directors Plan would fully vest in the event of a change in control, they are not assigned any value on the table because the value of the Company’s stock on December 31, 2010 was less than the exercise price of each such option.

Director Compensation Table

The following table shows information concerning the compensation that the Company’s non-employee directors earned during the fiscal year ended December 31, 2010.

	Fees Earned or Paid in
Name	Cash ($)	Stock Awards ($)(4)	Total ($)

Russell L. Carson(1)	—	—	—
Bryan C. Cressey	67,800	34,700	102,500
James E. Dalton, Jr.	163,300	34,700	198,000
James S. Ely III	149,300	34,700	184,000
William H. Frist, MD	35,347	69,400	104,747
Thomas A. Scully(1)	—	—	—
Leopold Swergold	168,300	34,700	203,000
Sean M. Traynor(1), (2)	—	—	—
David S. Chernow(3)	66,200	—	66,200

(1)	Messrs. Carson, Scully and Traynor did not receive any compensation for their services as members of the Board of Directors during 2010 because they are affiliated with Welsh, Carson, Anderson & Stowe.

(2)	Mr. Traynor resigned from his service as a member of the Board of Directors, effective September 13, 2010.

(3)	Mr. Chernow resigned from his service as a member of the Board of Directors, effective September 13, 2010. All compensation earned by Mr. Chernow during 2010 that relates to his service as a member of the Board of Directors is reported above on the “Summary Compensation Table” and is separately identified by footnote.

(4)	The dollar amounts reported in this column represent the grant date fair market value (calculated in accordance with ASC 718) of stock awards granted during the 2010 fiscal year. See Note 10 to the Consolidated Financial Statements included in the Annual Report for a discussion of the relevant assumptions used in calculating value pursuant ASC 718. As of December 31, 2010, the total number of outstanding stock and option awards for each director listed in the table above are set forth below:

	Shares Outstanding	Shares Outstanding
	Subject to	Subject to
Name	Stock Awards (#)	Option Awards (#)

Russell L. Carson	—	—
Bryan C. Cressey	5,000	—
James E. Dalton, Jr.	5,000	18,000
James S. Ely III	5,000	9,000
William H. Frist, MD	10,000	—
Thomas A. Scully	—	—
Leopold Swergold	5,000	18,000
Sean M. Traynor	—	—
David S. Chernow(1)	—	—

(1)	Mr. Chernow’s outstanding stock and option awards as of December 31, 2010 are reported above on the “Outstanding Equity Awards At Fiscal Year-End” table.

The Company does not pay directors fees to employee directors. However, such directors are reimbursed for the expenses they incur in attending meetings of the Board of Directors or board committees. In fiscal year 2010, non-employee directors, other than non-employee directors affiliated with Welsh, Carson, Anderson & Stowe, received cash compensation in the amount of $12,000 per quarter, and the following for all meetings attended other than Audit and Compliance Committee meetings: $3,000 per board meeting, $600 per telephonic board meeting, $500 per telephonic committee meeting, $1,000 per committee meeting held in conjunction with a board meeting and $2,000 per committee meeting held independent of a board meeting. For Audit and Compliance Committee meetings attended, all members received the following: $4,000 per Audit and Compliance Committee meeting and $2,000 per telephonic Audit and Compliance Committee meeting. In addition, the chairperson of the Audit and Compliance Committee received $2,000 per Audit and Compliance Committee meeting and $1,000 per telephonic Audit and Compliance Committee meeting. Additional fees may be paid for service on other committees created by the Board of Directors from time to time.

Equity Awards

The Company currently maintains the Select Medical Holdings Corporation 2005 Equity Incentive Plan for Non-Employee Directors, as amended (the “2005 Director Plan”). 75,000 shares of the Company’s common stock are reserved for option awards under the 2005 Director Plan and 150,000 shares of the Company’s common stock are reserved for restricted stock awards under the 2005 Director Plan. As described below in Proposal 5, because of the limited number of shares that remain available for issuance under the 2005 Director Plan, the Company is seeking stockholder approval of an amendment to the 2005 Director Plan that would increase the number of shares authorized for issuance in respect of restricted stock awards from 150,000 to 450,000.

On August 11, 2010, the Compensation Committee granted 5,000 shares of restricted stock under the 2005 Director Plan to each of Messrs. Cressey, Dalton, Ely and Swergold and granted 10,000 shares of restricted stock under the 2005 Director Plan to Dr. Frist. Dr. Frist’s restricted stock grant was in recognition of his appointment to the Board of Directors, and was therefore larger than the grants to the other non-employee directors. Each grant of restricted stock vests at the rate of 20% on each of the first five anniversaries of the grant date.

SUBMISSION OF STOCKHOLDER PROPOSALS AND
DIRECTOR NOMINATIONS

The SEC’s rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. Any proposal of a stockholder intended to be included in the Company’s proxy statement and form of proxy/voting instruction card for the 2012 Annual Meeting of Stockholders must comply with the proxy submission rules of the SEC. Pursuant to Rule 14a-8 of the SEC’s rules, any such stockholder proposal intended to be included in the Company’s 2012 Annual Meeting Proxy Statement must be received by the Company’s Secretary at the address listed below no later than 120 calendar days prior to the anniversary date of the release of the Company’s 2011 Annual Meeting Proxy Statement, unless the date of the 2012 Annual Meeting of Stockholders is changed by more than 30 days from the date of the 2011 Annual Meeting, in which case the deadline is a reasonable time before the Company begins to print and send proxy materials. In order to be included in the Company’s 2012 Annual Meeting Proxy Statement pursuant to Rule 14a-8, any stockholder proposal must be received by the Secretary at the address listed below by November 26, 2011, which is 120 days prior to the anniversary date of the release of the 2011 Annual Meeting Proxy Statement.

In addition, the Company’s Amended and Restated Bylaws require that the Company be given advanced notice of stockholder proposals containing nominations for election to the Board of Directors or other matters which stockholders wish to present for action at an annual meeting. These requirements are separate from, and in addition to, the requirements discussed above to have the stockholder proposal included in the proxy statement and form of proxy/voting instruction card pursuant to the SEC’s rules. The Company’s Amended and Restated Bylaws separately require that any stockholder proposal intended to be brought before the annual meeting of stockholders, including a proposal nominating one or more persons for election as directors, be received in writing by the Company’s Secretary or Assistant Secretary at the address listed below not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, this year being January 13, 2012; provided, however, that in the event that the date of the 2012 Annual Meeting is advanced by more than 20 days, or delayed by more than 70 days, from the first anniversary of the 2011 Annual Meeting, the notice must be received not earlier than 120 days prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The Company’s Amended and Restated Bylaws set forth certain informational requirements for stockholders’ nominations of directors and other proposals.

For any proposal that is not submitted for inclusion in the 2012 Proxy Statement but is instead sought to be presented directly at the 2012 Annual Meeting of Stockholders in accordance with the provisions of the Company’s Amended and Restated Bylaws, SEC rules permit management to vote proxies in its discretion if (a) in certain cases, the Company received notice of the proposal before the close of business 45 days before the first anniversary of the mailing date of this Proxy Statement and advises stockholders in the 2012 Proxy Statement about the nature of the matter and how management intends to vote on such matter, or (b) the Company did not receive notice of the proposal prior to the close of business 45 days before the first anniversary of the mailing date of this Proxy Statement.

Stockholders must send such proposals to: Michael E. Tarvin, Executive Vice President, General Counsel and Secretary, Select Medical Holdings Corporation, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania, 17055.

ELECTION OF DIRECTORS
PROPOSAL #1

The Company’s Amended and Restated Bylaws provide that the Company’s business shall be managed by the Board of Directors with at least five, and no more than eleven, members as determined by the Board of Directors. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors. The Company’s Board of Directors is currently comprised of nine members. At the 2011 Annual Meeting, the stockholders will elect three Class II directors to hold office until the annual meeting of the stockholders in 2014 and until their respective successors have been duly elected and qualified. The Board of Directors is divided into three classes serving staggered three-year terms, the term of one class of directors to expire each year. In 2010, due to an imbalance in the number of directors in each class that resulted from the resignations of Mr. Chernow and Mr. Traynor from the Board of Directors on September 13, 2010, the Company reclassified the members of the Board of Directors so that the three classes were equal in size, as required under the Company’s Amended and Restated Bylaws and applicable NYSE listing rules. The term of the current Class II directors expires at the 2011 Annual Meeting. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Bryan C. Cressey, Robert A Ortenzio and Leopold Swergold to serve as directors. Each individual is currently serving as a Class II director and has indicated a willingness to continue serving as a director. Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted “FOR” the election of Messrs. Cressey, Ortenzio and Swergold. The three nominees receiving a plurality of the votes cast for director will be elected. Should any of the nominees become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares that they represent for the election of such other person as the Board of Directors may recommend.

The Board of Directors recommends voting “FOR” the nominees for Class II directors.

Set forth below is information regarding each nominee for director.

Directors and Nominees

The current members of the Board of Directors, including the nominees for Class II directors, together with certain information about them, are set forth below.

		Director	Term
Name	Age	Since	Expires	Positions with the Company

Class II Directors
Bryan C. Cressey	61	2005	2011	Director
Robert A. Ortenzio	53	2005	2011	Director and Chief Executive Officer
Leopold Swergold	71	2005	2011	Director
Class III Directors
James E. Dalton, Jr.	68	2005	2012	Director
Rocco A. Ortenzio	78	2005	2012	Director and Executive Chairman
Thomas A. Scully	54	2005	2012	Director
Class I Directors
Russell L. Carson	67	2005	2013	Director
James S. Ely III	53	2008	2013	Director
William H. Frist	59	2010	2013	Director

Bryan C. Cressey has served as a director of Select since February 1997, and became a director of the Company on February 24, 2005. He is a partner of Cressey & Company, which he founded in 2007. He is a managing partner of Thoma Cressey Bravo, which he co-founded in June 1998. Prior to that time he was a principal, partner and co-founder of Golder, Thoma, Cressey and Rauner, the predecessor of GTCR Golder Rauner, LLC, since 1980. Mr. Cressey also serves as a director and chairman of Belden Inc., Jazz Pharmaceuticals, Inc. and several private companies.

Robert A. Ortenzio co-founded the Company and has served as a director of Select since February 1997. He became a director of the Company on February 24, 2005. Mr. Ortenzio has served as the Company’s Chief Executive Officer since January 1, 2005 and as Select’s President and Chief Executive Officer from September

2001 to January 1, 2005. Mr. Ortenzio also served as Select’s President and Chief Operating Officer from February 1997 to September 2001. He was an Executive Vice President and a director of Horizon/CMS Healthcare Corporation from July 1995 until July 1996. In 1986, Mr. Ortenzio co-founded Continental Medical Systems, Inc., and served in a number of different capacities, including as a Senior Vice President from February 1986 until April 1988, as Chief Operating Officer from April 1988 until July 1995, as President from May 1989 until August 1996 and as Chief Executive Officer from July 1995 until August 1996. Before co-founding Continental Medical Systems, Inc., he was a Vice President of Rehab Hospital Services Corporation. Until August 17, 2010, Mr. Ortenzio served on the board of directors of Odyssey Healthcare, Inc., a hospice healthcare company. Mr. Ortenzio also served on the board of directors of US Oncology, Inc. until December 30, 2010. Mr. Ortenzio is the son of Rocco A. Ortenzio, the Company’s Executive Chairman.

Leopold Swergold served as a director of Select from May 2001 until February 24, 2005, and became a director of the Company in August 2005. In 1983, Mr. Swergold formed Swergold, Chefitz & Company, a healthcare investment banking firm. In 1989, Swergold, Chefitz & Company merged into Furman Selz, an investment banking firm, where Mr. Swergold served as Head of Healthcare Investment Banking and as a member of the board of directors. In 1997, Furman Selz was acquired by ING Groep N.V. of the Netherlands. From 1997 until 2004, Mr. Swergold was a Managing Director of ING Furman Selz Asset Management LLC, where he managed several healthcare investment funds. Mr. Swergold is a trustee of the Freer and Sackler Galleries at the Smithsonian Institution, and previously served as a director of Financial Federal Corp., an NYSE listed company.

James E. Dalton, Jr. served as a director of Select from December 2000 until February 24, 2005, and became a director of the Company in August 2005. Since January 1, 2006, Mr. Dalton has been Chairman of Signature Hospital Corporation. From 2001 to 2007, Mr. Dalton served as President of Edinburgh Associates, Inc. Mr. Dalton served as President, Chief Executive Officer and as a director of Quorum Health Group, Inc. from May 1, 1990 until it was acquired by Triad Hospitals, Inc. in April 2001. Mr. Dalton served on the board of directors of US Oncology, Inc. until December 30, 2010. He serves as a Trustee for the Universal Health Services Realty Income Trust. Mr. Dalton is a Life Fellow of the American College of Healthcare Executives.

Rocco A. Ortenzio co-founded the Company and he served as Chairman and Chief Executive Officer of Select from February 1997 until September 2001. Mr. Ortenzio has served as Executive Chairman of Select since 2001 and of the Company since 2005. He became a director of the Company on February 24, 2005. In 1986, he co-founded Continental Medical Systems, Inc., and served as its Chairman and Chief Executive Officer until July 1995. In 1979, Mr. Ortenzio founded Rehab Hospital Services Corporation, and served as its Chairman and Chief Executive Officer until June 1986. In 1969, Mr. Ortenzio founded Rehab Corporation and served as its Chairman and Chief Executive Officer until 1974. Mr. Ortenzio is the father of Robert A. Ortenzio, the Company’s Chief Executive Officer.

Thomas A. Scully has served as a director of Select since February 2004, and became a director of the Company on February 24, 2005. Since January 1, 2004, he has served as Senior Counsel to the law firm of Alston & Bird and as a General Partner with Welsh, Carson Anderson & Stowe. From May 2001 to January 2004, Mr. Scully served as Administrator of the Centers for Medicare & Medicaid Services, or CMS. CMS is responsible for the management of Medicare, Medicaid, SCHIP and other national healthcare initiatives. Before joining CMS, Mr. Scully served as President and Chief Executive Officer of the Federation of American Hospitals from January 1995 to May 2001. Mr. Scully also serves as a director of Universal American Financial Corp.

Russell L. Carson has served as a director of Select since February 1997, and became a director of the Company on February 25, 2005. He co-founded Welsh, Carson, Anderson & Stowe in 1978 and has focused on healthcare investments. Mr. Carson has been a general partner of Welsh, Carson, Anderson & Stowe since 1979. Welsh, Carson, Anderson & Stowe has created 15 institutionally funded limited partnerships with total capital of more than $20 billion and has invested in more than 200 companies. Before co-founding Welsh, Carson, Anderson & Stowe, Mr. Carson was employed by Citicorp Venture Capital Ltd., a subsidiary of Citigroup, Inc., and served as its Chairman and Chief Executive Officer from 1974 to 1978. He currently serves on the board of directors of Ardent Health Services, Inc. and served on the board of directors of US Oncology, Inc. until December 30, 2010.

James S. Ely III has served as a director of Select and the Company since November 2008. Mr. Ely founded Priority Capital Management LLC in 2009 and serves as its Chief Executive Officer. From 2001 to 2008, Mr. Ely served as a Managing Director in the Syndicated and Leveraged Finance group at J.P. Morgan Securities Inc. From 1995 to 2000, Mr. Ely served as a Managing Director in the Global Syndicated Finance group of Chase Securities Inc. and its predecessor Chemical Securities Inc. Mr. Ely also serves as a director of Community Health Systems, Inc.

William H. Frist, M.D. has served as a director of Select and the Company since May 2010. Dr. Frist served as a United States Senator from Tennessee from 1995 to 2007 and as United States Senate Majority Leader from 2002 to 2007. Dr. Frist served from 2007 to 2008 as the Distinguished Schultz Professor of Public and International Affairs at Princeton University’s Woodrow Wilson School of Public and International Affairs. Dr. Frist has served as a Professor of Business and Medicine at Vanderbilt University since 2008 and as a partner at Cressey & Company, L.P., a private investment firm focused on health care, since 2007. Dr. Frist is also a board certified heart and lung transplant surgeon, and is consistently recognized among the most influential leaders in American health care. Dr. Frist currently serves on the Board of Directors of the Clinton Bush Haiti Fund and the Board of Directors of Save the Children. Mr. First serves as Chairman of the Nashville-based global health organization, Hope Through Healing Hands, and as Vice-chair of First Lady Michelle Obama’s task force on obesity, the Partnership for a Healthier America. He also serves on the boards for such companies as Aegis Sciences Corporation, URS Corporation and the Millennium Challenge Corporation, as well as several other organizations, including the Center for Strategic and International Studies and Africare.

Director Qualifications

The Board of Directors believes that each of the directors and nominees for director listed above has the sound character, integrity, judgment and record of achievement necessary to be a member of the Board of Directors. In addition, each of the directors and nominees for director has exhibited during his prior service as a director the ability to operate cohesively with the other members of the Board of Directors and to challenge and question management in a constructive way. Moreover, the Board of Directors believes that each director and nominee for director brings a strong and unique background and skill set to the Board of Directors, giving the Board of Directors as a whole competence and experience in diverse areas, including corporate governance and board service, finance, management and healthcare industry experience. Set forth below are certain specific experiences, qualifications and skills that led to the Board of Directors’ conclusion that each of the directors and nominees for director listed above should continue to serve as a director.

Mr. Carson has extensive experience in managing investments in healthcare companies as a co-founder of Welsh, Carson, Anderson & Stowe, a private equity firm specializing in healthcare industry companies. He brings to the Board of Directors an in-depth knowledge of the regulatory and competitive environment of the healthcare industry. Also, Mr. Carson has over a decade of experience with Select and the Company, providing him with comprehensive knowledge of the Company and its structure, policies and management team. In addition, Mr. Carson’s experience in overseeing the management of healthcare industry companies gives him the insight to advise the Board of Directors on corporate governance and compensation matters.

Mr. Cressey has extensive experience in managing investments in healthcare companies as a private equity investor with a focus on investments in the healthcare industry. He brings to the Board of Directors an in-depth knowledge of the regulatory and competitive environment of the healthcare industry. Also, Mr. Cressey has over a decade of experience with Select and the Company, providing him with comprehensive knowledge of the Company and its structure, policies and management team. In addition, Mr. Cressey’s experience in overseeing the management of healthcare industry companies gives him insight on corporate governance and compensation matters, which he utilizes in his role as a member of the Compensation Committee.

Mr. Dalton has over a decade of experience with Select and the Company, providing him with comprehensive knowledge of the Company and its structure, policies and management team. Mr. Dalton has also served as Chief Executive Officer and a director of Quorum Health Group, Inc. and served on the boards of directors of various other healthcare companies, including Signature Hospital Corporation and US Oncology, Inc. Mr. Dalton draws on this experience while advising the Board of Directors on corporate governance matters within the healthcare industry. Additionally, Mr. Dalton utilizes his experience overseeing the finance and accounting systems of the companies he has managed in his service on the Audit and Compliance Committee.

Mr. Ely brings to the Board of Directors a wealth of experience structuring and arranging syndicated loans and high yield issues in the healthcare sector during his service at financial services companies, including J.P. Morgan Securities Inc. He provides the Board of Directors with a thorough understanding of the capital markets, in particular with regard to companies in the healthcare industry. Mr. Ely’s experience in financial services also provides him with extensive finance and accounting knowledge, and he applies this expertise in his service on the Audit and Compliance Committee.

Dr. Frist brings to the Board of Directors over ten years of experience as a United States Senator. He provides the Board of Directors with insight into the federal healthcare regulations that affect the Company. In addition, Dr. Frist has extensive experience as a board certified heart and lung transplant surgeon, which allows him to bring to the Board of Directors the perspective of an experienced healthcare professional. Dr. Frist’s service on the boards of directors of other healthcare organizations provides him with a wide range of experience in corporate governance matters, including those particular to companies in the healthcare industry, which he draws on in his service on the Board of Directors of the Company.

Robert A. Ortenzio, as co-founder and President and Chief Executive Officer of Select and then Chief Executive Officer of the Company, provides the Board of Directors with a comprehensive knowledge of the Company, its history and its businesses. In addition, Mr. Ortenzio brings to the Board of Directors his insight into the healthcare industry from over 25 years of leadership experience in executive positions in healthcare companies, including Horizon/CMS Healthcare Corporation, Continental Medical Systems, Inc. and Rehab Hospital Services Corporation. Mr. Ortenzio also advises the Board of Directors on the evolving healthcare regulatory environment through his in-depth and current knowledge and insight into such matters. Additionally, Mr. Ortenzio provides the Board of Directors with a wealth of experience in corporate governance matters, including through his previous service on the boards of directors of other public healthcare companies.

Rocco A. Ortenzio, as co-founder and Chief Executive Officer of Select and then Executive Chairman of the Company, provides the Board of Directors with a comprehensive knowledge of the Company, its history and its businesses. In addition, Mr. Ortenzio brings to the Board of Directors his insight into the healthcare industry from over four decades of leadership experience in executive positions in healthcare companies, including Horizon/CMS Healthcare Corporation, Continental Medical Systems, Inc. and Rehab Hospital Services Corporation. Mr. Ortenzio uses this experience to advise the Board of Directors on corporate governance matters. This experience also gives him significant leadership experience specific to healthcare companies, which he utilizes in his leadership of the Board of Directors.

Mr. Scully brings to the Board of Directors his experience as a past Administrator of CMS, which allows him to provide the Board of Directors with valuable insight into the regulatory regime and requirements of the healthcare industry. In addition, Mr. Scully has experience in analyzing healthcare company investments as a general partner at Welsh, Carson, Anderson and Stowe and advising clients on healthcare related issues at the law firm of Alston & Bird. Mr. Scully utilizes this experience to advise the Board of Directors on healthcare related issues.

Mr. Swergold brings to the Board of Directors over twenty-five years of experience at investment banking firms, during which he gained valuable insight into effective management of investments in the healthcare industry. Mr. Swergold utilizes this insight to advise the Board of Directors on financial and investment matters. Also, Mr. Swergold has significant experience with Select and the Company dating back to 2001, providing him with comprehensive knowledge of the Company and its structure, policies and management team. Mr. Swergold also has significant experience in finance and accounting, which he uses in his service on the Audit and Compliance Committee.

NON-BINDING ADVISORY VOTE ON THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
PROPOSAL #2

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is providing its stockholders with the opportunity to cast an advisory vote on the compensation of its named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion beginning on page 11 of this Proxy Statement. The Company believes that it is appropriate to seek the views of its stockholders on the design and effectiveness of the Company’s executive compensation program.

The Company’s goal for its executive compensation program is to reward the named executive officers’ contributions to the Company’s financial performance and provide overall compensation sufficient to attract and retain highly skilled named executive officers who are properly motivated to contribute to the Company’s financial performance. The Company believes that it achieves these goals by (i) offering competitive base salaries to the named executive officers, (ii) offering the named executive officers participation in an annual incentive plan that provides for payouts only in the event that pre-determined financial targets are achieved, (iii) tying a substantial portion of each named executive officer’s annual compensation directly to the Company’s performance, and (iv) when appropriate to ensure that the named executive officers have a sufficient ownership interest in the Company, granting equity-based awards that become vested based upon the passage of time and/or the achievement of performance goals.

For a more detailed description of the Company’s financial results for fiscal year 2010, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010. The Company believes that its executive compensation program has played an essential role in its continuing financial success by aligning the long-term interests of its named executive officers with the long-term interests of its stockholders.

The Board of Directors encourages the Company’s stockholders to approve the following resolution (the “Executive Compensation Resolution”):

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and therefore will take such vote into consideration when evaluating the Company’s compensation programs and practices applicable to the named executive officers.

The Board of Directors recommends a vote “FOR” the approval of the Executive Compensation Resolution.

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
PROPOSAL # 3

As required by Section 14A of the Exchange Act, the Company is seeking the input of its stockholders on the frequency with which it will hold a non-binding advisory vote on the compensation of its named executive officers. In voting on this Proposal 3, stockholders may indicate their preference as to whether the advisory vote on the compensation of the Company’s named executive officers should occur (a) once every three years, (b) once every two years or (c) once every year.

The Board of Directors has determined that although a large part of the Company’s focus is on long-term value, the stockholders should have an opportunity to provide input on named executive officer compensation once every year. The Board of Directors’ determination was based upon the premise that named executive officer compensation is evaluated, adjusted and approved on an annual basis by the Compensation Committee and the Board of Directors’ belief that investor sentiment should be a factor taken into consideration by the Compensation Committee in making its annual determinations. Additionally, an annual vote promotes a higher level of accountability to the stockholders and fosters more frequent communication between the Compensation Committee and the stockholders.

The Company’s stockholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years or three years (or abstain) when voting in response to the resolution set forth below:

RESOLVED, that the Company hold a stockholder advisory vote to approve the compensation of the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, with a frequency of once every one year, two years or three years, whichever receives the highest number of votes cast with respect to this resolution.

A plurality of the votes cast is required to determine the choice of the stockholders with respect to this Proposal. This means that whichever frequency receives the most votes, disregarding abstentions and broker non-votes, will be deemed the choice of the stockholders.

The Board of Directors believes that an advisory vote on named executive officer compensation is the most effective way for stockholders to communicate with the Company about its compensation objectives, policies and practices, and it looks forward to receiving the input of the Company’s stockholders on the frequency with which such a vote should be held. Although the results of this vote will have a major impact on how frequently the Company holds an advisory vote on named executive officer compensation, this vote is not binding on the Company. The Board of Directors may decide, after considering the results of this vote, that it is in the best interests of the Company’s stockholders to hold the advisory vote on named executive officer compensation on a different schedule than the option selected by the Company’s stockholders.

The Board of Directors recommends that the stockholders vote for the option of “Once Every Year” for the frequency of the advisory vote of the compensation of the Company’s named executive officers.

APPROVAL OF THE SELECT MEDICAL HOLDINGS CORPORATION
2011 EQUITY INCENTIVE PLAN
PROPOSAL #4

The Board of Directors recommends that the stockholders approve the Select Medical Holdings Corporation 2011 Equity Incentive Plan (the “2011 Equity Plan”), which it approved at its meeting on March 3, 2011. In addition to applicable securities laws and exchange regulations, stockholder approval of the 2011 Equity Plan is required in order for certain awards under the 2011 Equity Plan to be fully deductible under the tax code notwithstanding the limitations of Section 162(m). As the Company’s executive officers are eligible to participate in the Equity Plan, our executive officers have an interest in this proposal.

If the 2011 Equity Plan is approved by our stockholders, the Select Medical Holdings Corporation 2005 Equity Incentive Plan, as amended (the “2005 Equity Plan”), will be terminated with respect to new awards upon such approval, and the Company will file a Form S-8 to register the shares authorized for issuance under the 2011 Equity Plan.

The following is a summary of the 2011 Equity Plan and is qualified in its entirety by the 2011 Equity Plan document. A copy of the 2011 Equity Plan is attached to this Proxy Statement as Exhibit A.

Summary of the 2011 Equity Plan

General. The 2011 Equity Plan authorizes the grant of options and restricted stock (collectively, “Awards”). Options granted under the 2011 Equity Plan may be either “incentive stock options” as defined in Section 422 of the Code, or nonqualified stock options, as determined by the Compensation Committee.

Purpose. The purpose of the 2011 Equity Plan is to: (a) attract and retain (i) employees of the Company and its subsidiaries, (ii) qualified individuals to serve as non-employee members of the Board of Directors, and (iii) consultants to provide services to the Company and its subsidiaries; (b) motivate participating employees, directors and consultants, by means of appropriate incentives, to achieve long-range goals; (c) provide incentive compensation opportunities that are competitive; and (d) further align the participants’ interests with those of the Company’s other stockholders through compensation alternatives based on the Company’s stock; and thereby promote the long-term financial interest of the Company and its subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term stockholder return.

Number of Shares Authorized. Subject to adjustment as described below, the maximum number of shares of common stock available for issuance under the Equity Plan is (i) 2,500,000 shares with respect to awards of options and (ii) 5,000,000 shares with respect to awards of restricted stock. In addition, the number of shares authorized for issuance under the 2011 Equity Plan in respect of (i) option awards, shall be increased by the number of shares underlying option awards granted under the 2005 Equity Plan that are forfeited, cancelled or otherwise terminated after the effective date of the 2011 Equity Plan and (ii) restricted stock awards, shall be increased by the number of shares underlying awards of restricted stock granted under the 2005 Equity Plan that are forfeited, cancelled or otherwise terminated after the effective date of the 2011 Equity Plan. Up to 2,500,000 shares may be issued through the grant of incentive stock options and the maximum number of shares available for Awards that may be granted to any individual during any calendar year shall not exceed 2,000,000 shares.

If any shares subject to an Award are forfeited or if such Award otherwise terminates or is settled for any reason whatsoever without an actual distribution of shares to the participant, any shares counted against the number of shares available for issuance pursuant to the 2011 Equity Plan with respect to such Award will, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the 2011 Equity Plan. In addition, if there is any change in the Company’s corporate capitalization, such as a stock split, stock dividend, spinoff, recapitalization, merger, consolidation or the like, the Compensation Committee will equitably adjust the aggregate number and class of shares with respect to which Awards may be made under the 2011 Equity Plan, as well as the terms, number and class of shares subject to outstanding Awards, provided that no adjustment may be made that would cause the 2011 Equity Plan to violate Section 422 of the Code with respect to incentive stock options or that would adversely affect the status of any Award that is

“performance-based compensation” under Section 162(m). The Compensation Committee may also make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or any of its subsidiaries or affiliates, or in response to changes in applicable laws, regulations, or accounting principles; provided that no such adjustment may be made in any outstanding Awards to the extent that such adjustment would constitute a “repricing” of any option under the rules of any applicable national securities exchange or would adversely affect the status of the Award as “performance-based compensation” under Section 162(m).

Administration. The 2011 Equity Plan will be administered by the Compensation Committee. Subject to the provisions of the 2011 Equity Plan, the Compensation Committee’s powers include, but are not limited to, the power to:

•	select the employees, non-employee directors and consultants who will receive Awards pursuant to the 2011 Equity Plan;

•	determine the type or types of Awards to be granted to each participant;

•	determine the number of shares to which an Award will relate, the terms and conditions of any Award granted under the 2011 Equity Plan and all other matters to be determined in connection with an Award;

•	determine whether, to what extent, and under what circumstances an Award may be canceled, forfeited, or surrendered;

•	determine whether, and to certify that, performance goals to which the settlement of an Award is subject are satisfied;

•	correct any defect, supply any omission or reconcile any inconsistency in the 2011 Equity Plan;

•	adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the 2011 Equity Plan;

•	determine the effect, if any, of a change of control on outstanding Awards; and

•	construe and interpret the 2011 Equity Plan and make all other determinations as it may deem necessary or advisable for the administration of the 2011 Equity Plan.

Eligibility. Awards of incentive stock options may be granted only to employees of the Company and its subsidiaries. Awards of non-qualified stock options and restricted stock may be granted to employees and consultants of the Company and its subsidiaries and to the Company’s non-employee directors.

Performance Goals

The Compensation Committee may provide in an Award agreement that the Award will be earned or vest based on the achievement of performance goals that must be met by the end of the period specified by the Compensation Committee (but that is substantially uncertain to be met before the grant of the Award) based upon:

•	the price of shares of the Company’s stock;

•	the market share of the Company, its subsidiaries or affiliates (or any business unit thereof);

•	sales by the Company, its subsidiaries or affiliates (or any business unit thereof);

•	earnings per share of the Company’s stock;

•	the Company’s return on stockholder equity;

•	costs of the Company, its subsidiaries or affiliates (or any business unit thereof);

•	cash flow of the Company, its subsidiaries or affiliates (or any business unit thereof);

•	return on total assets of the Company, its subsidiaries or affiliates (or any business unit thereof);

•	return on invested capital of the Company, its subsidiaries or affiliates (or any business unit thereof);

•	return on net assets of the Company, its subsidiaries or affiliates (or any business unit thereof);

•	operating income of the Company, its subsidiaries or affiliates (or any business unit thereof); or

•	net income of the Company, its subsidiaries or affiliates (or any business unit thereof).

The Compensation Committee has discretion to determine the specific targets with respect to each of these categories of performance goals.

Awards

Each Award granted under the 2011 Equity Plan will be evidenced by a written agreement between the holder and the Company, which will describe the Award and state the terms and conditions applicable to such Award. The principal terms and conditions of each particular type of Award are described below.

Restricted Stock. In a restricted stock Award, the Compensation Committee grants to a participant shares of stock that are subject to certain restrictions, including forfeiture of such stock upon the happening of certain events. Shares of stock are issued at the time of grant, but are held by the Company and delivered to the grantee at the end of the restriction period specified in the Award agreement. During the restriction period, grantees of restricted stock have the right to vote the shares of such stock, and except as may otherwise be provided by the Compensation Committee, to receive dividends from such stock, provided that any dividends paid on unvested shares of restricted stock will be subject to the same forfeiture restrictions as the underlying shares of restricted stock. Participants who are subject to the reporting requirements of Section 16 of the Exchange Act may direct the Company to withhold shares that they would otherwise receive in connection with the vesting of, or other taxable event relating to, restricted stock to pay any withholding taxes due in connection with such restricted stock.

Options. Options granted under the 2011 Equity Plan may be either incentive stock options or non-qualified stock options. The Compensation Committee will determine, at the time of grant, the exercise price, the type of option, the term of the option, and the date when the option will become exercisable. Incentive stock options may be granted only to employees of the Company or its subsidiaries. No award of incentive stock options may permit the fair market value of the shares with respect to which incentive stock options are first exercisable by any participant in a given calendar year to exceed $100,000. Non-qualified stock options may be granted to employees and consultants of the Company and its subsidiaries, and to non-employee directors of the Company.

The Compensation Committee will determine the exercise price of an option at the time the option is granted, provided that the exercise price of an option may not be less than 100% (or 110% in the case of an incentive stock option granted to an individual who owns more than 10% of the combined voting power of all classes of the Company’s or a subsidiary’s outstanding stock (a “10% Stockholder”)) of the fair market value of the stock on the date of grant.

The means of payment for shares issued upon exercise of an option will be established by the Compensation Committee and may be made by the holder (1) in cash, (2) by delivery of shares of stock having an aggregate fair market value equal to the aggregate exercise price, (3) with respect to non-qualified stock option exercises, by irrevocably authorizing a third party acceptable to the Compensation Committee to sell the shares of stock acquired upon exercise of the option and to remit a portion of such proceeds to the Company sufficient to pay the exercise price of such option and to satisfy all applicable withholding taxes, or (4) by any other means (including any combination of the foregoing) approved by the Compensation Committee. Participants who are subject to the reporting requirements of Section 16 of the Exchange Act may direct the Company to withhold shares that they would otherwise receive in connection with the exercise of an option to pay the exercise price of such option (as well as any withholding taxes due in connection with such exercise).

The term of an option granted under the Equity Plan will expire upon the earlier of (1) the tenth anniversary of the date of grant (or the fifth anniversary of the date of grant in the case of an incentive stock option granted to a 10% Stockholder), (2) the date established by the Compensation Committee at the time of grant, (3) unless otherwise provided by the Compensation Committee, the date that is one year after the holder’s termination of employment or other service by reason of death or disability, and only with respect to non-qualified stock options, retirement, or (4) unless otherwise provided by the Compensation Committee, the date that is 90 days after the termination of the holder’s employment or other service other than by reason of death or disability, and only with respect to non-qualified stock options, retirement (the “Expiration Date”).

General Provisions

Issuance of Shares with Respect to Awards. The Company has no obligation to issue shares of stock under the Equity Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

Nontransferability of Awards. In general, during a holder’s lifetime, his or her Awards of restricted stock, to the extent such shares remain subject to forfeiture restrictions, and non-qualified stock options are not transferable other than by will or by the laws of descent and distribution or, if permitted by the Compensation Committee in the applicable Award agreement, to the holder’s immediate family members and certain entities controlled by or benefiting the holder or such family members (“Permitted Transferees”). Incentive stock options are not transferable other than by will or by the laws of descent and distribution. Options are exercisable during the lifetime of the holder only by the holder or, in the case of a disabled holder, his or her guardian or legal representative. If permitted by the Compensation Committee, non-qualified stock options may also be exercised by the holder’s Permitted Transferee.

Termination of Employment or Service. Unless the Compensation Committee provides otherwise at the time of grant (1) all options will be forfeited upon a holder’s termination of employment or other service with the Company and its subsidiaries for cause, and (2) all unvested options will be forfeited upon a holder’s termination of employment or other service with the Company and its subsidiaries for any reason. Unless the Compensation Committee provides otherwise, upon a holder’s termination of employment or other service with the Company and its subsidiaries other than for cause, vested options may be exercised until their Expiration Date. Except as may otherwise be provided by the Compensation Committee, all unvested shares of restricted stock will be forfeited upon a holder’s termination of employment or other service with the Company and its subsidiaries for any reason.

Change of Control

In the event of a “change of control,” the Compensation Committee may, in its discretion, (1) fully vest any or all Awards, (2) cancel any outstanding option in exchange for a cash payment of an amount (including zero) equal to the difference, if any, between the then fair market value of the stock underlying the option less the exercise price of the option; provided that if the Compensation Committee determines that the exercise price exceeds the fair market value of the stock underlying the option, the Compensation Committee may cancel such option with no further payment due the participant, (3) after having given the participant a reasonable chance to exercise any outstanding options, terminate any or all of the participant’s unexercised options, (4) where the Company is not the surviving corporation, cause the surviving corporation to assume all outstanding Awards or replace all outstanding Awards with comparable awards or (5) take such other action as the Compensation Committee determines to be appropriate.

As defined in the 2011 Equity Plan, the term “change of control” generally means:

•	the disposition of all or substantially all of the Company’s or Select’s assets;

•	the acquisition by any person (other than a substantial stockholder) of beneficial ownership of more than 40% of the voting power of the Company or Select; or

•	a change in the majority of the members of the Company’s or Select’s board of directors.

Effective Date, Amendments, and Termination of the 2011 Equity Plan. The 2011 Equity Plan was approved by the Board of Directors on March 3, 2011 and will become effective upon the date of its approval by the Company’s stockholders. Unless earlier terminated by the Board of Directors, the 2011 Equity Plan will terminate on March 3, 2021. The Board of Directors may amend the 2011 Equity Plan without the consent of the stockholders or participants, except that any such amendment will be subject to the approval of the Company’s stockholders if (1) such action would increase the number of shares of stock subject to the 2011 Equity Plan, (2) such action would result in the “repricing” of any option or (3) such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Company’s stock is then listed or quoted. In addition, without the consent of an affected participant, no amendment or termination of the 2011 Equity Plan may materially and adversely affect the rights of such participant under any Award theretofore granted and any Award agreement relating thereto.

Certain Federal Income Tax Considerations

The following discussion is a summary of certain federal income tax considerations that may be relevant to participants in the 2011 Equity Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to a participant.

Non-Qualified Options. A participant realizes no taxable income and the Company is not entitled to a deduction when a non-qualified option is granted. Upon exercise of a non-qualified option, a participant will realize ordinary income equal to the excess of the fair market value of the shares received over the exercise price of the non-qualified option, and the Company will be entitled to a corresponding deduction. A participant’s tax basis in the shares of stock received upon exercise of a non-qualified option will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of stock received upon exercise of a non-qualified option, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the participant’s tax basis in such shares.

Under the 2011 Equity Plan, non-qualified options may, if permitted under the applicable Award agreement, be exercised in whole or in part with shares of common stock held by the participant. Payment in stock will be treated as a tax-free exchange of the shares surrendered for an equivalent number of shares of stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. The fair market value of shares of stock received in excess of the number of shares surrendered will be treated as ordinary income and such shares have a tax basis equal to their fair market value on the date of the exercise of the non-qualified option.

Incentive Stock Options. A participant realizes no taxable income and the Company is not entitled to a deduction when an incentive stock option is granted or exercised. Provided the participant meets the applicable holding period requirements for the shares received upon exercise of an incentive stock option (two years from the date of grant and one year from the date of exercise), gain or loss realized by a participant upon sale of the shares received upon exercise will be long-term capital gain or loss, and the Company will not be entitled to a deduction. If, however, the participant disposes of the shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the participant may realize ordinary income at that time. The amount of ordinary income recognized by the participant in a disqualifying disposition (and the corresponding deduction to the Company) is limited to the lesser of the gain on such sale and the difference between the fair market value of the shares on the date of exercise and the option price. Any gain realized in excess of this amount will be treated as short-term or long-term capital gain (depending upon whether the shares have been held for more than one year). If the option price exceeds the amount realized upon such a disposition, the difference will be short-term or long-term capital loss (depending upon whether the shares have been held for more than one year).

Under the 2011 Equity Plan, incentive stock options may, if permitted under the applicable Award agreement, be exercised in whole or in part with shares of common stock held by the participant. Such an exercise will be treated as a tax-free exchange of the shares of stock surrendered (assuming the surrender of the previously-owned shares does not constitute a disqualifying disposition of those shares) for an equivalent number of shares of stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. Shares of stock received in excess of the number of shares surrendered will have a tax basis of zero.

Restricted Stock. Restricted stock received pursuant to Awards may be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a participant who receives such restricted stock does not make the election described below, the participant realizes no taxable income upon the receipt of restricted stock and the Company is not entitled to a deduction at such time. When the forfeiture restrictions with respect to the restricted stock lapse the participant will realize ordinary income equal to the fair market value of the shares at that time less any amount the participant paid for such shares, and the Company will be entitled to a corresponding deduction. A participant’s tax basis in restricted stock will be equal to their fair market value when the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin when the forfeiture restrictions lapse. Upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Participants receiving restricted stock may make an election under Section 83(b) of the Code with respect to the shares. By making a Section 83(b) election, the participant elects to realize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account) less any amount the participant paid for such shares, and the Company will be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the participant will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited to the Company, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income realized by the participant upon the making of the Section 83(b) election. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with the Company, each within 30 days after shares of restricted stock are received, and the participant must also attach a copy of his or her election to his or her federal income tax return for the year in which the shares are received.

Generally, during the restriction period, dividends and distributions paid with respect to restricted stock will be treated as compensation income (not dividend income) received by the participant. Dividend payments received with respect to shares of restricted stock for which a Section 83(b) election has been made generally will be treated as dividend income.

Withholding. The Company is entitled to deduct from the payment of any Award (whether made in stock or in cash) all applicable income and employment taxes required by federal, state, local or foreign law to be withheld, or may require the participant to pay such withholding taxes to the Company as a condition of receiving payment of the Award. The Compensation Committee may allow a participant to satisfy his or her withholding obligations by directing the Company to retain the number of shares necessary to satisfy the withholding obligation, or by delivering shares held by the participant to the Company in an amount necessary to satisfy the withholding obligation.

Section 162(m) Limitations. The Company’s entitlement to a deduction with respect to any Award is subject to Section 162(m), which limits the deductibility of compensation paid to certain executive officers to $1,000,000 per year, unless such compensation is “performance-based compensation” and meets certain other requirements outlined in Section 162(m) and related regulations. The Company intends that the 2011 Equity Plan satisfy the requirements for “performance-based compensation” under Section 162(m) such that Awards granted thereunder, if the Compensation Committee so desires, may be fully deductible notwithstanding the $1,000,000 limitation described above.

Grants of Awards Under the 2011 Equity Plan

Because grants of Awards will be made from time to time by the Compensation Committee to those persons whom the Compensation Committee determines in its discretion should receive grants of Awards, the benefits and amounts that may be received in the future by persons eligible to participate in the 2011 Equity Plan are not presently determinable.

Vote Required and the Recommendation of the Board of Directors

In order for the 2011 Equity Plan to satisfy the requirements for performance-based compensation under Section 162(m), as well as certain securities exchange rules, the 2011 Equity Plan requires the affirmative vote of a majority of the votes cast by all stockholders entitled to vote thereon.

The Board of Directors recommends voting “FOR” the approval of the 2011 Equity Plan.

APPROVAL OF AMENDMENT NO. 1 TO THE SELECT MEDICAL HOLDINGS CORPORATION
2005 EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS
PROPOSAL #5

The Board of Directors recommends that the stockholders approve Amendment No. 1 to the 2005 Equity Incentive Plan for Non-Employee Directors (amended and restated as of August 12, 2009) (the “2005 Director Plan”), to increase the number of shares authorized for issuance thereunder pursuant to restricted stock awards by 300,000 shares (from 150,000 shares to 450,000 shares) (the “Amendment”). The Amendment was approved by the Board of Directors at its meeting on March 3, 2011, subject to stockholder approval. Stockholder approval of the Amendment is required by securities laws and exchange regulations. If the Amendment is approved by the stockholders, the Company will file a Form S-8 to register the additional shares. As the Company’s non-employee directors may participate in and receive benefits under the 2005 Director Plan, our non-employee directors have an interest in this proposal.

Under the terms of the 2005 Director Plan, as of March 1, 2011, there were 12,000 shares available for grant pursuant to the exercise of options and 120,000 shares available for grant pursuant to restricted stock awards.

The following is a summary of the 2005 Director Plan (as it is proposed to be amended by the Amendment) and is qualified in its entirety by the 2005 Director Plan document. A copy of the 2005 Director Plan and the Amendment are attached to this Proxy Statement as Exhibit B.

Summary of the 2005 Director Plan

General. The 2005 Director Plan authorizes the grant of restricted stock and options (collectively, “Awards”). Options granted under the 2005 Director Plan are non-qualified stock options that are not intended to qualify as incentive stock options within the meaning of Section 422 of the Code.

Purpose. The purpose of the 2005 Director Plan is to assist the Company and its subsidiaries in attracting and retaining qualified individuals to serve as non-employee members of the Board of Directors or the board of directors of the Company’s subsidiaries (each, a “Subsidiary Board”), and to align such individuals’ interests with those of the Company’s other stockholders, thereby promoting our long-term financial interests. The 2005 Director Plan accomplishes these goals through the grant of awards of options and restricted stock.

Number of Shares Authorized. Subject to adjustment as described below, and contingent upon approval of the Amendment, the maximum number of shares available for Awards under the 2005 Director Plan in respect of (i) restricted stock Awards is 450,000 shares and (ii) options is 75,000 shares.

If any shares subject to an Award are forfeited or if such Award otherwise terminates or is settled for any reason whatsoever without an actual distribution of shares to the participant, any shares counted against the number of shares available for issuance pursuant to the 2005 Director Plan with respect to such Award will, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the 2005 Director Plan. In addition, if there is any change in the Company’s corporate capitalization, such as a stock split, stock dividend, spinoff, recapitalization, merger, consolidation or the like, the Compensation Committee will equitably adjust the aggregate number and class of shares with respect to which Awards may be made under the 2005 Director Plan, as well as the terms, number and class of shares subject to outstanding Awards. The Compensation Committee may also make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or any of its subsidiaries or affiliates, or in response to changes in applicable laws, regulations, or accounting principles; provided, that no such adjustment may be made in any outstanding Awards to the extent that such adjustment would constitute a “repricing” of any option under the rules of any applicable national securities exchange.

Administration. The 2005 Director Plan is administered by the Compensation Committee. The Compensation Committee’s powers include, but are not limited to, the power to:

•	select the non-employee directors who will receive Awards pursuant to the 2005 Director Plan;

•	determine the type or types of Awards to be granted to each participant;

•	determine the number of shares to which an Award will relate, the terms and conditions of any Award granted under the 2005 Director Plan and all other matters to be determined in connection with an Award;

•	determine whether, to what extent, and under what circumstances an Award may be canceled, forfeited, or surrendered;

•	determine whether, and to certify that, performance goals to which the settlement of an Award is subject are satisfied;

•	correct any defect, supply any omission or reconcile any inconsistency in the 2005 Director Plan;

•	adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the 2005 Director Plan;

•	determine the effect, if any, of a change of control on outstanding Awards; and

•	construe and interpret the 2005 Director Plan and make all other determinations as it may deem necessary or advisable for the administration of the 2005 Director Plan.

Eligibility. Only non-employee members of the Board of Directors or a Subsidiary Board are eligible to participate in the 2005 Director Plan.

Awards

Each Award granted under the 2005 Director Plan will be evidenced by a written agreement between the holder and the Company, which will describe the Award and state the terms and conditions applicable to such Award. The principal terms and conditions of the Awards that may be granted under the 2005 Director Plan are described below.

Restricted Stock. In a restricted stock Award, the Compensation Committee grants to a participant shares of stock that are subject to certain restrictions, including forfeiture of such stock upon the happening of certain events. Shares of stock are issued at the time of grant, but are held by the Company and delivered to the grantee at the end of the restriction period specified in the Award agreement. During the restriction period, grantees of restricted stock have the right to vote the shares of such stock, and except as may otherwise be provided by the Compensation Committee, to receive dividends from such stock.

Options. Options granted under the 2005 Director Plan are non-qualified stock options that are not intended to qualify as incentive stock options within the meaning of Section 422 of the Code. The Compensation Committee will determine, at the time of grant, the exercise price of the option (which may not be less than 100% of the fair market value of the stock on the date of grant), the term of the option, and the date when the option will become exercisable.

The means of payment for shares issued upon exercise of an option will be established by the Compensation Committee and may be made by the holder (1) in cash, (2) by delivery of shares of stock having an aggregate fair market value equal to the aggregate exercise price, (3) by irrevocably authorizing a third party acceptable to the Compensation Committee to sell the shares of stock acquired upon exercise of the option and to remit a portion of such proceeds to the Company sufficient to pay the exercise price of such option and to satisfy all applicable withholding taxes or (4) by any other means (including any combination of the foregoing) approved by the Compensation Committee.

The term of an option granted under the 2005 Director Plan will expire upon the earlier of (1) the tenth anniversary of the date of grant, (2) the date established by the Compensation Committee at the time of grant, (3) unless otherwise provided by the Compensation Committee, the date that is one year after the holder’s termination of service by reason of death or disability or (4) unless otherwise provided by the Compensation Committee, the date that is 90 days after the holder’s termination of service other than by reason of death or disability (the “Expiration Date”).

General Provisions

Issuance of Shares with Respect to Awards. The Company has no obligation to issue shares of stock under the 2005 Director Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

Nontransferability of Awards. In general, during a holder’s lifetime, his or her Awards of restricted stock, to the extent such shares remain subject to forfeiture restrictions, and options are not transferable other than by will or by the laws of descent and distribution or, if permitted by the Compensation Committee in the applicable Award agreement, to the holder’s immediate family members and certain entities controlled by or benefiting the holder or such family members (“Permitted Transferees”). Options are exercisable during the lifetime of the holder only by the holder or, in the case of a disabled holder, his or her guardian or legal representative. If permitted by the Compensation Committee, options may also be exercised by the holder’s Permitted Transferee.

Termination of Service. All options will be forfeited upon a holder’s termination of service with the Company and its subsidiaries for cause, and unless the Compensation Committee provides otherwise, all unvested options will be forfeited upon a holder’s termination of service with the Company and its subsidiaries for any reason. Unless the Compensation Committee provides otherwise, upon a holder’s termination of service with the Company and its subsidiaries, vested options may be exercised until their Expiration Date. Except as may otherwise be provided by the Compensation Committee, all unvested shares of restricted stock will be forfeited upon a holder’s termination of service with the Company and its subsidiaries for any reason.

Change of Control

In the event of a “change of control,” the Compensation Committee may, in its discretion, (1) fully vest any or all Awards granted under the 2005 Director Plan, (2) cancel any outstanding option in exchange for a cash payment of an amount (including zero) equal to the difference, if any, between the then fair market value of the stock underlying the option less the exercise price of the option; provided that if the Compensation Committee determines that the exercise price exceeds the fair market value of the stock underlying the option, the Compensation Committee may cancel such option with no further payment due the participant, (3) after having given the participant a reasonable chance to exercise any outstanding options, terminate any or all of the participant’s unexercised options, (4) where the Company is not the surviving corporation, cause the surviving corporation to assume all outstanding Awards or replace all outstanding Awards with comparable awards, or (5) take such other action as the Compensation Committee determines to be appropriate.

As defined in the 2005 Director Plan, the term “change of control” generally means:

•	the disposition of all or substantially all of the Company’s or Select’s assets;

•	the acquisition by any person (other than a substantial stockholder) of beneficial ownership of more than 40% of the voting power of the Company or Select; or

•	a change in the majority of the members of the Company’s or Select’s board of directors:

Effective Date, Amendments, and Termination of the 2005 Director Plan. The 2005 Director Plan originally became effective on August 5, 2005. The 2005 Director Plan was later amended and restated, effective August 12, 2009. Unless earlier terminated by the Board of Directors, the 2005 Director Plan will terminate on August 12, 2019. The Board of Directors may amend the 2005 Director Plan without the consent of the stockholders or participants, except that any such amendment will be subject to the approval of the Company’s stockholders if (1) such action would increase the number of shares of stock subject to the 2005 Director Plan, (2) such action would result in the “repricing” of any option or (3) such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Company’s stock is then listed or quoted. In addition, without the consent of an affected participant, no amendment or termination of the 2005 Director Plan may materially and adversely affect the rights of such participant under any Award theretofore granted and any Award agreement relating thereto.

The Amendment, as described above, will become effective only upon the affirmative vote of a majority of the votes cast by all stockholders entitled to vote thereon.

Certain Federal Income Tax Considerations

For a summary of certain federal income tax considerations that may be relevant to participants in the 2005 Director Plan, please see the section in Proposal 4 above titled “Certain Federal Income Tax Consideration.”

Grants of Awards Under the 2005 Director Plan

Because grants of Awards will be made from time to time by the Compensation Committee to those persons whom the Compensation Committee determines in its discretion should receive grants of Awards, the benefits and amounts that may be received in the future by persons eligible to participate in the 2005 Director Plan are not presently determinable.

Vote Required and the Recommendation of the Board of Directors

In order for the Amendment to be effective, it must be approved by the affirmative vote of a majority of the votes cast by all stockholders entitled to vote thereon.

The Board of Directors recommends voting “FOR” the approval of the Amendment.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
PROPOSAL #6

The Audit and Compliance Committee has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2011. Although action by the stockholders on this matter is not required, the Audit and Compliance Committee and the Board of Directors believe it is appropriate to seek stockholder ratification of this selection in light of the role played by the independent registered public accounting firm in reporting on the Company’s consolidated financial statements. Ratification requires the affirmative vote of a majority of eligible shares present at the Annual Meeting, in person or by proxy, and voting thereon. If this appointment is not ratified by the stockholders, the Audit and Compliance Committee may reconsider its selection.

One or more representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit and Other Fees

Aggregate fees billed to the Company for the fiscal years ended December 30, 2010 and 2009 by the Company’s principal accounting firm, PricewaterhouseCoopers LLP, were as follows:

	2010	2009

Audit Fees	$1,420,500	$1,381,100
Audit-Related Fees	32,550	44,188
Tax Fees	108,297	—
All Other Fees	168,106	171,350

	$1,729,453	$1,596,638

Audit Fees

Audit fees for fiscal years 2010 and 2009 were for professional services rendered by PricewaterhouseCoopers LLP in connection with the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. Additionally, the audit fees for fiscal year 2009 include fees related to the Company’s initial public offering.

Audit-Related Fees

Audit-related fees for fiscal years 2010 and 2009 were for professional services rendered by PricewaterhouseCoopers LLP in connection with its audit of certain of the Company’s joint ventures.

Tax Fees

Tax fees for fiscal year 2010 were for Federal tax planning and assistance with a Federal tax refund matter.

All Other Fees

Other fees for fiscal years 2010 and 2009 were for compliance audits, including compliance audits in connection with the Corporate Integrity Agreement between the Office of Inspector General of the Department of Health and Human Services and HealthSouth Corporation. Additionally, the other fees for fiscal year 2010 include fees related to general accounting consultation on technical accounting matters.

Pre-approval of Services

All audit and permissible non-audit services provided by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, require pre-approval by the Audit and Compliance Committee in accordance with a pre-approval policy approved by the Audit and Compliance Committee in March 2011. The policy (i) includes a list of the audit, audit-related, tax and other services that have been granted general pre-approval and may be provided without specific pre-approval from the Audit and Compliance Committee; (ii) includes a list of non-audit services that may not be performed by PricewaterhouseCoopers LLP; and (iii) sets forth the pre-approval requirements for all permitted services. The policy also requires the Company’s independent registered public accountant to provide the Audit and Compliance Committee with a summary of all audit fees invoiced year-to-date at every regularly scheduled meeting of the Audit and Compliance Committee. The pre-approval policy is reviewed on an annual basis by the Audit and Compliance Committee and is subject to amendment from time to time. The Audit and Compliance Committee approved all of the services provided by PricewaterhouseCoopers LLP in fiscal year 2010 in advance of the services being performed.

The Board of Directors recommends voting “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

AUDIT AND COMPLIANCE COMMITTEE REPORT

The following report of the Audit and Compliance Committee will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (the “Acts”), except to the extent that we specifically incorporate this information by reference. The following report shall not otherwise be deemed filed under such Acts.

The Audit and Compliance Committee assists the Company’s Board of Directors in its oversight of the Company’s financial reporting process. The Audit and Compliance Committee operates pursuant to a charter. As set forth in the charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States of America and for reviewing the Company’s unaudited interim financial statements. The Audit and Compliance Committee reviews and reassesses the adequacy of the charter on an annual basis. It is not the Audit and Compliance Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The Committee will however take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The Audit and Compliance Committee makes recommendations to the Board of Directors with respect to the selection and compensation of the Company’s independent registered public accounting firm, the scope of the Company’s annual audits, and the fees to be paid to the independent registered public accounting firm. In addition, the Audit and Compliance Committee monitors the performance and independence of the Company’s independent registered public accounting firm and approves all services provided to the Company by the independent registered public accounting firm. The Audit and Compliance Committee consults with and reviews recommendations made by the independent registered public accounting firm with respect to financial statements, financial records and financial controls of the Company. The Audit and Compliance Committee meets with management periodically to consider the adequacy of the Company’s internal controls and discusses with management the Company’s disclosure controls and procedures.

The Board of Directors, in its business judgment, has determined that each of the three directors on the Audit and Compliance Committee is independent as required by the listing standards of the New York Stock Exchange. In addition, the Board of Directors has determined that each member of the Audit and Compliance Committee qualifies as an audit committee financial expert, as defined by the rules and regulations of the SEC, and has financial sophistication in accordance with the rules of the New York Stock Exchange.

In the performance of its oversight function, the Audit and Compliance Committee has reviewed and discussed the audited financial statements for the year ending December 31, 2010 with management of the Company and with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, its judgment as to the quality, not just the acceptability, of the Company’s accounting principles, as well as an opinion on management’s assessment of, and the effective operation of, the Company’s internal control over financial reporting. The Audit and Compliance Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, SEC Rule 2-07 and such other matters as are required to be discussed under auditing standards generally accepted in the United States of America. The Audit and Compliance Committee received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit and Compliance Committee concerning independence. In addition, the Audit and Compliance Committee discussed with the independent registered public accounting firm its independence, including the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Audit and Compliance Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its 2010 audit and met with them both with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based upon the review, reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit and Compliance Committee referred to above and in the charter, the Audit and Compliance Committee recommended to the Board of Directors that the audited financial statements for the year ending December 31, 2010 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 as filed with the SEC.

The Audit and Compliance Committee has selected the firm of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit and report upon the Company’s financial statements and internal controls over financial reporting for fiscal year 2011. In making this selection, the Audit and Compliance Committee has considered whether PricewaterhouseCoopers LLP’s provision of services other than audit services is compatible with maintaining independence.

AUDIT AND COMPLIANCE COMMITTEE
James E. Dalton, Jr.
James S. Ely III
Leopold Swergold

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND DIRECTORS AND OFFICERS

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of March 1, 2011 by:

•	each person known to the Company to beneficially own more than 5% of the outstanding shares of common stock;

•	each of the Company’s named executive officers;

•	each of the Company’s directors; and

•	all of the Company’s directors and executive officers as a group.

The Company has determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, the Company believes, based on the information furnished to the Company, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. The calculation of the percentage of beneficial ownership is based on 154,543,141 shares of common stock outstanding on March 1, 2011.

In computing the number of shares of common stock beneficially owned by a person or group and the percentage ownership of that person or group, the Company deemed to be outstanding any shares of common stock subject to options held by that person or group that are currently exercisable or exercisable within 60 days after March 1, 2011. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Select Medical Holdings Corporation, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania 17055 and the Company’s telephone number is (717) 972-1100.

	Number of Shares	Percent of
	of Common Stock	Common Stock
	Beneficially	Beneficially
Name of Beneficial Owner(1)	Owned	Owned

Welsh Carson, Anderson & Stowe(2)	67,846,422	43.9%
Thoma Cressey Bravo(3)	12,842,122	8.3%
Rocco A. Ortenzio(4)	10,126,168	6.6%
Robert A. Ortenzio(5)	10,574,931	6.8%
Russell L. Carson	2,129,061	1.4%
Bryan C. Cressey(6)	13,145,433	8.5%
James E. Dalton, Jr.(7)	53,577	*
James S. Ely III(8)	8,000	*
William H. Frist, M.D.	10,000	*
Thomas A. Scully	52,023	*
Leopold Swergold(9)	163,308	*
Patricia A. Rice(10)	2,242,504	1.5%
Martin F. Jackson(11)	1,272,196	*
David S. Chernow(12)	1,026,631	*
All directors and executive officers as a group (17 persons)	41,911,891	27.1%

(1)	Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Select Medical Holdings Corporation, 4714 Gettysburg Road, P.O. Box 2034, Mechanicsburg, Pennsylvania 17055.
(2)	Represents (i) 59,150,158 common shares held by Welsh, Carson, Anderson & Stowe IX, L.P., or WCAS IX, over which WCAS IX has sole voting and investment power, (ii) 10,973 common shares held by WCAS Management Corporation, over which WCAS Management Corporation has sole voting and investment power, (iii) 2,650,586 common shares held by WCAS Capital Partners IV, L.P., over which WCAS Capital Partners IV, L.P. has sole voting and investment power, and (iv) an aggregate of 6,034,705 common shares held by individuals who are general partners of WCAS IX Associates LLC, the sole general partner of WCAS IX and/or otherwise employed by an affiliate of Welsh, Carson, Anderson & Stowe. Each of the following individuals are managing members of WCAS IX Associates, LLC, the sole general partner of WCAS IX, and WCAS CP IV Associates, LLC, the sole general partner of WCAS Capital Partners IV, L.P.: Patrick J. Welsh, Russell L. Carson, Bruce K. Anderson, Thomas E. Mclnerney, Robert A. Minicucci, Anthony J. de Nicola, Paul B. Queally, D. Scott Mackesy, Sanjay Swani, John D. Clark, Sean M. Traynor, and Jonathan M. Rather. In addition, Thomas A. Scully is also a managing member of WCAS CP IV Associates, LLC. Each of the following individuals are stockholders of WCAS Management Corporation: Patrick J. Welsh, Russell L. Carson, Bruce K. Anderson, Jonathan M. Rather and Robert A. Minicucci. The principal executive offices of Welsh, Carson, Anderson & Stowe are located at 320 Park Avenue, Suite 2500, New York, New York 10022.
(3)	Represents (i) 5,472,015 common shares held by Thoma Cressey Fund VI, L.P. over which Thoma Cressey Fund VI, L.P. has shared voting and investment power, (ii) 54,720 common shares held by Thoma Cressey Friends Fund VI, L.P., over which Thoma Cressey Friends Fund VI, L.P. has shared voting and investment power, (iii) 7,202,876 common shares held by Thoma Cressey Fund VII, L.P., over which Thoma Cressey Fund VII, L.P. has shared voting and investment power, and (iv) 112,511 common shares held by Thoma Cressey Friends Fund VII, L.P., over which Thoma Cressey Friends Fund VII, L.P. has shared voting and investment power. The sole general partner of each of Thoma Cressey Fund VII, L.P. and Thoma Cressey Friends Fund VII, L.P. , or collectively, “Thoma Cressey Fund VII,” is TC Partners VII, L.P., or the “Fund VII GP.” The sole general partner of Fund VII GP is Thoma Cressey Equity Partners Inc., or the “Ultimate GP.” The sole general partner of each of Thoma Cressey Fund VI, L.P. and Thoma Cressey Friends Fund VI, L.P., or collectively, “Thoma Cressey Fund VI,” is TC Partners VI, L.P., or the “Fund VI GP.” The sole general partner of Fund VI GP is the Ultimate GP. The sole stockholder of the Ultimate GP is Carl D. Thoma. The officers of the Ultimate GP are Carl D. Thoma, Bryan C. Cressey and Lee M. Mitchell. The principal executive offices of the Ultimate GP are located at 9200 Willis Tower, 233 South Wacker, Chicago, IL 60606.
(4)	Includes 6,285,266 common shares owned by the Rocco A. Ortenzio Revocable Trust for which Mr. Rocco Ortenzio acts as sole trustee, and 3,750,000 common shares held by the Rocco A. Ortenzio Descendants Trust, for which Mr. Rocco Ortenzio is the investment advisor. Mr. Rocco Ortenzio disclaims beneficial ownership of shares held by the Rocco A. Ortenzio Descendants Trust except in his capacity as a fiduciary of such trust.
(5)	Includes 2,100,000 common shares owned by the Robert A. Ortenzio Descendants Trust for which Mr. Robert Ortenzio is the investment trustee. Mr. Robert Ortenzio disclaims beneficial ownership of shares held by the Robert A. Ortenzio Descendant’s Trust except in his capacity as a fiduciary of such trust.
(6)	In addition to shares owned by Bryan C. Cressey in his individual capacity, includes (i) 5,472,015 common shares held by Thoma Cressey Fund VI, L.P., (ii) 54,720 common shares held by Thoma Cressey Friends Fund VI, L.P., (iii) 7,202,876 common shares held by Thoma Cressey Fund VII, L.P., and (iv) 112,511 common shares held by Thoma Cressey Friends Fund VII, L.P. Mr. Cressey is a principal of Thoma Cressey Equity Partners Inc. Mr. Cressey may be deemed to beneficially own the shares beneficially owned by Thoma Cressey Fund VI, L.P., Thoma Cressey Friends Fund VI, L.P., Thoma Cressey Fund VII, L.P. and Thoma Cressey Friends Fund VII, L.P. Mr. Cressey disclaims beneficial ownership of such shares. The principal address of Mr. Cressey is 9200 Willis Tower, 233 South Wacker Drive, Chicago, IL 60606.
(7)	Includes 12,000 common shares which Mr. Dalton has the right to acquire pursuant to vested Incentive Stock Options.
(8)	Includes 3,000 common shares which Mr. Ely has the right to acquire pursuant to vested Incentive Stock Options.
(9)	Includes 12,000 common shares which Mr. Swergold has the right to acquire pursuant to vested Incentive Stock Options.
(10)	Includes 1,027,461 common shares owned by The Patricia Ann Rice Living Trust for which Ms. Rice acts as a trustee, and 768,200 common shares owned by the 2005 Rice Family Trust for which Ms. Rice acts as investment trustee.
(11)	Includes an aggregate 10,536 common shares owned by Mr. Jackson’s children who live in his household and over which Mr. Jackson acts as custodian.
(12)	Includes 14,631 common shares held by David S. Chernow and Elizabeth A. Chernow as tenants in common. Includes 12,000 common shares which Mr. Chernow has the right to acquire pursuant to vested Incentive Stock Options.

EQUITY COMPENSATION PLAN INFORMATION

Set forth in the table below is a list of all of the Company’s equity compensation plans and the number of securities to be issued on exercise of equity rights, average exercise price, and number of securities that would remain available under each plan if outstanding equity rights were exercised as of December 31, 2010.

Number of securities
remaining available for
	Number of securities to		future issuance under equity
	be issued upon exercise	Weighted-average exercise	compensation plans
	of outstanding options,	price of outstanding options,	(excluding securities reflected in
	warrants and rights	warrants and rights	column (a))(1)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders:
Select Medical Holdings Corporation 2005 Equity Incentive Plan	2,715,839	$8.09	3,455,397
Director equity incentive plan	63,000	$7.62	12,000

(1)	The number of securities authorized for issuance under the 2005 Equity Plan is determined as follows: The maximum number of shares of common stock available for issuance with respect to (1) options is 3,317,379 shares, increased by an amount such that the total number of shares available for issuance with respect to options is 3,317,379 shares plus 10% of the Company’s total issued and outstanding shares of common stock in excess of 68,173,794 shares; provided, however, that such increase in shares over the term of the 2005 Equity Plan shall not exceed 3,000,000 shares in the aggregate and (2) restricted stock is 19,276,723 shares.

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Arrangements with Our Investors

Holdings’ 10% Senior Subordinated Notes

On February 24, 2005, EGL Acquisition Corp., a wholly owned subsidiary of the Company, was merged with Select, with Select continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger Transactions”). Concurrently with the consummation of the Merger Transactions, the Company issued to WCAS Capital Partners IV, L.P., an investment fund affiliated with Welsh, Carson, Anderson & Stowe, Rocco A. Ortenzio and Robert A. Ortenzio, $141.0 million, $3.0 million and $1.0 million, respectively, in principal amount of the Company’s 10% senior subordinated notes. In the year ended December 31, 2010, the Company made interest payments to WCAS Capital Partners IV, L.P., Rocco A. Ortenzio and Robert A. Ortenzio in the amount of $14,100,000, $300,000 and $100,000, respectively.

Other Arrangements with Directors and Executive Officers

Lease of Office Space

The Company leases its corporate office space located at 4714, 4716, 4718 and 4720 Gettysburg Road in Mechanicsburg, Pennsylvania (“Corporate Office”), from, respectively, Old Gettysburg Associates, Old Gettysburg Associates II, Old Gettysburg Associates III and Old Gettysburg Associates IV. Old Gettysburg Associates is a general partnership that is owned by Rocco A. Ortenzio, Executive Chairman of the Company, Robert A. Ortenzio, Chief Executive Officer of the Company, and John M. Ortenzio, the son of Rocco A. Ortenzio and brother of Robert A. Ortenzio (collectively, the “Ortenzios”). Old Gettysburg Associates II, Old Gettysburg Associates III and Old Gettysburg Associates IV (collectively, the “Ortenzio Partnerships”) are limited partnerships owned by the Ortenzios, as limited partners, and Select Capital Commercial Properties, Inc., as the general partner. Each of the Ortenzios own one-third of Select Capital Commercial Properties, Inc.

The Corporate Office consists of approximately 132,138 square feet of office space under nine separate leases. Leases for approximately 96,418 square feet will expire on January 31, 2023. Leases for approximately 20,690 square feet will expire on December 31, 2014. Leases for approximately 13,424 square feet will expire on July 31, 2013. Leases for approximately 1,606 square feet will expire on or before February 28, 2012.

The Company currently pays to the Ortenzio Partnerships approximately $3.3 million per year in base rent. The Company obtained independent appraisals at the time it executed such leases in order to support the amount of rent it pays for the Corporate Office. Base rental rates currently range from $20 to $27 per square foot under such leases. Base rent under such leases is increased annually based on either a fixed percentage of between 3% and 4% or a percentage determined by reference to a consumer price index. The leases generally include an operating expense allowance with the Company responsible for its pro rata share of operating expenses in excess of such allowance. In fiscal year 2010, the Company paid to the Ortenzio Partnerships an aggregate amount of $3.9 million for office rent, various improvements to the Corporate Office and miscellaneous expenses.

On August 1, 2010, the Company entered into the Second Addendum to Lease Agreement between the Company and Old Gettysburg Associates II, which extended the expiration of one of these leases to July 31, 2013 and reduced the square feet of office space covered by such lease to 13,424.

Approval of Related Party Transactions

The Company does not have a formal written policy for review and approval of transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. However, the Company’s practice is that any such transaction must receive the prior approval of both the Audit and Compliance Committee and a majority of the non-interested members of the Board of Directors. In addition, it is the Company’s practice that, prior to any related party transaction of the type described under ‘‘— Other Arrangements with Directors and Executive Officers — Lease of Office Space,” an independent third-party appraisal is obtained that supports the amount of rent that the Company is obligated to pay for such leased space. All related party lease transactions have been unanimously approved by all of the non-interested members of the Board of Directors.

Director Independence

Director independence is discussed under the heading “Corporate Governance” on page 4 of this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the SEC require the Company to disclose late filings of stock transaction reports by its executive officers and directors and by certain beneficial owners of the Company’s common stock. Based solely on a review of reports filed by these persons or entities, all Section 16(a) filing requirements have been met with respect to fiscal year 2010, except that a Form 4 due on August 13, 2010 filed by Bryan C. Cressey was filed on August 16, 2010.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you request one by writing or calling as follows: Investor Relations, c/o Select Medical Holdings Corporation, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania 17055; Telephone: 717-972-1100; E-mail: ir@selectmedicalcorp.com. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

OTHER BUSINESS

The Company is not aware of any other matters that will be presented for stockholder action at the Annual Meeting. If other matters are properly introduced, the person named in the accompanying proxy will vote the shares he or she represents as recommended by the Board of Directors.

By Order of the Board of Directors

Michael E. Tarvin
Executive Vice President, General Counsel and Secretary

March 25, 2011

Exhibit A

SELECT MEDICAL HOLDINGS CORPORATION

2011 EQUITY INCENTIVE PLAN

ARTICLE I
GENERAL

1.1. Purpose. The purpose of the Select Medical Holdings Corporation 2011 Equity Incentive Plan (the “Plan”) is to:

(a) attract and retain employees of the Company and its Subsidiaries, qualified individuals to serve as non-employee members of the Board, and consultants to provide services to the Company and its Subsidiaries;

(b) motivate participating employees, directors and consultants, by means of appropriate incentives, to achieve long-range goals;

(c) provide incentive compensation opportunities which are competitive with those of other major corporations in the Company’s industry; and

(d) further align Participants’ interests with those of the Company’s other stockholders through compensation alternatives based on the Company’s Stock;

and thereby promote the long-term financial interest of the Company and its Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term stockholder return.

1.2. Effective Time. The Plan was adopted by the Board on March 3, 2011 and shall become effective on the date it is approved by the stockholders of the Company (the “Effective Time”). Unless earlier terminated by the Board pursuant to Section 1.19, the Plan shall terminate on March 3, 2021.

1.3. Definitions. The following definitions are applicable to the Plan:

(a) “1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute.

(b) “2005 Plan” means the Select Medical Holdings Corporation 2005 Equity Incentive Plan (as amended and restated as of August 12, 2009), as the same may be further amended from time to time.

(c) “Affiliate” means, with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, the specified Person.

(d) “Award” means Restricted Stock, Incentive Stock Options or Non-Qualified Stock Options granted under the terms of the Plan.

(e) “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the 1934 Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the 1934 Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

(f) “Board” means the Board of Directors of the Company.

(g) “Capital Stock” means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

(h) “Change of Control” means:

(i) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries or Select and its subsidiaries, in either case, taken as a whole, to any “person” (as that term is used in Section 13(d) of the 1934 Act) other than Permitted Holders;

(ii) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined in Section 1.3(g)(i)), other than Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company or Select, measured by voting power rather than number of shares, unless the Permitted Holders are the Beneficial Owners of a greater percentage of the Voting Stock of the Company or Select, as the case may be; provided, however, that for purposes of this clause (ii), each Person will be deemed to beneficially own any Voting Stock of another Person held by one or more of its subsidiaries; or

(iii) the first day on which a majority of the members of the Board or the board of directors of Select (the “Select Board”) are not Continuing Directors.

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Committee” means the Compensation Committee of the Board, which shall be comprised solely of at least two members of the Board who (i) are “non-employee directors” as defined under rules and regulations promulgated under Section 16(b) of the 1934 Act, (ii) “outside directors” as defined in Section 162(m) of the Code and (iii) each satisfy such other independence criteria as may be required under applicable securities exchange rules. The Committee may delegate ministerial tasks to such persons as it deems appropriate.

(k) “Company” means Select Medical Holdings Corporation, a Delaware corporation.

(l) “Continuing Directors” means, as of any date of determination, any member of the Board or the Select Board who: (i) was a member of such board of directors on the first date Select became a wholly-owned subsidiary of the Company; (ii) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election; or (iii) was designated or appointed with the approval of Permitted Holders holding a majority of the Voting Stock of all of the Permitted Holders.

(m) “Control” (including the terms “Controlling,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(n) “Disabled” means the person so affected is unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than one hundred eighty (180) days. The Committee shall have sole discretion to determine whether a Participant is Disabled for purposes of the Plan.

(o) “Fair Market Value” means, with respect to a share of Stock on any date herein specified, (i) if the shares of Stock are listed or admitted for trading on a national securities exchange, the reported closing sales price, regular way, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case on the principal national securities exchange on which the shares of Stock are listed or admitted for trading, (ii) if the shares of Stock are not listed or admitted for trading on a national securities exchange, the average of the closing bid and asked prices of the shares of Stock, as reported by The National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, or (iii) if on any such day the shares of Stock are not quoted by any such organization, the fair market value per share of Stock on such day, as determined in good faith by the Committee. If the Fair Market Value of Stock is to be determined as of a day other than a trading day, the Fair Market Value of Stock for such day shall be determined as described above on the last trading day ending prior to the date as of which the determination is being made. If, in the discretion of the Committee, another means of determining Fair Market Value shall be necessary or advisable in order to comply with the requirements of Section 162(m) of the Code or any other applicable law, governmental regulation, or ruling of any governmental entity, then the Committee may provide for another means of such determination; provided, that, in such event, Fair Market Value will be determined in accordance with Section 409A of the Code (and, with respect to Incentive Stock Options, Section 422 of the Code) and the applicable guidance thereunder.

(p) “Incentive Stock Option” means a Stock Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(q) “Non-Qualified Stock Option” means a Stock Option other than an Incentive Stock Option. Unless otherwise specifically provided in an Award Agreement (as defined in Section 1.14), each Stock Option granted under the Plan shall be a Non-Qualified Stock Option.

(r) “Option Date” means, with respect to any Stock Option, the date on which the Stock Option is awarded under the Plan.

(s) “Option Share” means any share of Stock issued upon exercise of a Stock Option, regardless of whether the holder of such share is the Participant in respect of which such Stock Option was originally issued under the Plan or a transferee thereof.

(t) “Participant” means any employee of the Company or any Subsidiary, any non-employee member of the Board, and any consultant providing services to the Company or any Subsidiary, who is selected by the Committee to participate in the Plan.

(u) “Performance Goal” means a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain of being met before the grant of the Award) based upon: (i) the price of Stock, (ii) the market share of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iii) sales by the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iv) earnings per share of Stock, (v) return on stockholder equity of the Company, (vi) costs of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (vii) cash flow of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (viii) return on total assets of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (ix) return on invested capital of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (x) return on net assets of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (xi) operating income of the Company, its Subsidiaries or Affiliates (or any business unit thereof) or (xii) net income of the Company, its Subsidiaries or Affiliates (or any business unit thereof). The Committee shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals.

(v) “Permitted Holder” means (A) Welsh Carson, Anderson & Stowe IX, L.P., WCAS Capital Partners IV, L.P., Thoma Cressey Fund VI, L.P., Thoma Cressey Fund VII, L.P., and their respective affiliates, (B) (i) any officer, director, employee, member, partner or stockholder of the manager or general partner (or the general partner of the general partner) of any of the Persons referred to in clause (A), (ii) Rocco A. Ortenzio, Robert A. Ortenzio and each of the other directors, officers and employees of Select who owned Capital Stock of the Company on the first date Select became a wholly-owned subsidiary of the Company; (iii) the spouses, ancestors, siblings, descendants (including children or grandchildren by adoption) and the descendants of any of the siblings of the Persons referred to in clause (i) or (ii); (iv) in the event of the incompetence or death of any of the Persons described in any of clauses (i) through (iii), such Person’s estate, executor, administrator, committee or other personal representative, in each case, who at any particular date shall be the Beneficial Owner or have the right to acquire, directly or indirectly, Capital Stock of Select or the Company (or any other direct or indirect parent company of Select); (v) any trust created for the benefit of the Persons described in any of clauses (i) through (iv) or any trust for the benefit of any such trust; or (vi) any Person Controlled by any of the Persons described in any of clauses (i) through (v) and (C) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the 1934 Act), the members of which include any of the Permitted

Holders specified in Clauses (A) and (B) above and that, directly or indirectly, hold or acquire Beneficial Ownership of the Voting Stock of the Company or Select.

(w) “Permitted Transferees” means a member of a Participant’s immediate family, trusts for the benefit of the Participant or such immediate family members, a foundation in which such immediate family members (or the Participant) control the management of assets, and partnerships in which the Participant or such immediate family members are the only partners, in each case provided that no consideration is provided for the transfer. Immediate family members shall include a Participant’s spouse and descendants (children, grandchildren and more remote descendants), and shall include step-children and relationships arising from legal adoption.

(x) “Person” means any natural person, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

(y) “Restricted Period” means the period during which an Award of Restricted Stock is subject to forfeiture upon the occurrence or non-occurrence of certain events.

(z) “Restricted Stock” has the meaning given to it in Article IV.

(aa) “Retirement” means the voluntary termination of employment by a Participant from the Company constituting retirement as determined by the Committee.

(bb) “Select” means Select Medical Corporation, a Delaware corporation.

(cc) “Stock” means the common stock of the Company, par value $0.001 per share.

(dd) “Stock Option” means the right of a Participant to purchase Stock pursuant to an Incentive Stock Option or a Non-Qualified Stock Option awarded pursuant to the provisions of the Plan.

(ee) “Subsidiary” means, with respect to any Person, at any relevant time, any corporation or other entity of which 50% or more of the total combined voting power of all classes of stock (or other equity interests in the case of an entity other than a corporation) entitled to vote is owned, directly or indirectly, by such Person.

(ff) “Terminated for Cause” shall mean that a Participant’s employment is terminated for “cause” as specified in a written employment agreement, if the Participant is party to a written employment agreement with the Company or any Subsidiary, or, with respect to a Participant that is not a party to a written employment agreement with the Company or any Subsidiary, if the Committee determines that such Participant’s employment or other service to the Company or any Subsidiary is being terminated as a result of malfeasance, misconduct, dishonesty, disloyalty, disobedience or action that might reasonably be expected to injure the Company or its business interests or reputation.

(gg) “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

1.4. Administration.

(a) The Plan shall be administered by the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all Persons, including the Company, its Subsidiaries and Affiliates and any of their employees, the Participants (including Permitted Transferees, if applicable), any Persons claiming rights from or through Participants, and the stockholders of the Company.

(b) Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (i) to select the employees, non-employee directors and consultants who will receive Awards pursuant to the Plan; (ii) to determine the type or types of Awards to be granted to each Participant; (iii) to determine the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions (including Performance Goals) relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (iv) to determine whether, to what extent, and under what circumstances an Award may be canceled, forfeited, or surrendered; (v) to determine whether, and to certify that, Performance Goals to which the settlement of an Award is subject are satisfied; (vi) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; (vii) to determine the effect, if any, of a Change of Control upon outstanding Awards; and (viii) to construe and interpret the Plan and to make all other determinations as it may deem necessary or advisable for the administration of the Plan.

(c) The Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of the Participant’s termination of employment or other service with the Company and its Subsidiaries; provided, however, that the Committee shall retain full power to accelerate or waive any such term or condition as it may have previously imposed. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Goals as may be specified by the Committee.

1.5. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, the employees, non-employee Board members and consultants of the Company or any of its Subsidiaries who will participate in the Plan. In the discretion of the Committee, a Participant may be awarded Stock Options or Restricted Stock, and more than one Award may be granted to a Participant. Except as otherwise agreed to by the Company and the Participant, any Award under the Plan shall not affect any previous Award to the Participant under the Plan or any other plan maintained by the Company or any of its Subsidiaries.

1.6. Shares Subject to the Plan. The shares of Stock with respect to which Awards may be made under the Plan shall be either authorized and unissued shares or issued shares. Any shares of Stock issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan. Subject to adjustment pursuant to the provisions of Section 1.12, the maximum number of shares of Stock available for issuance under the Plan shall be (i) 5,000,000 shares of Stock with respect to Awards of Restricted Stock and (ii) 2,500,000 shares of Stock with respect to Awards of Stock Options (up to 2,500,000 of which may be issued upon the exercise of Incentive Stock Options). In addition, the number of shares of Stock available for issuance under the Plan in respect of Awards of (i) Restricted Stock shall be increased by the number of shares of unvested Stock covered by awards granted under Article IV of the 2005 Plan that are cancelled, terminated or forfeited after the Effective Time and (ii) Stock Options shall be increased by the number of shares of Stock covered by awards granted under Article II or III of the 2005 Plan that are cancelled, terminated or forfeited after the Effective Time. If any shares of Stock subject to an Award are forfeited or such Award otherwise terminates or is settled for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that any shares tendered by a Participant in payment of an exercise price for an Award or the tax liability with respect to an Award, including shares withheld from any such Award, shall not be available for future Awards hereunder. The Committee may adopt procedures for the counting of shares of Stock relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares of Stock actually distributed differs from the number of shares of Stock previously counted in connection with such Award.

1.7. Individual Limit. Subject to adjustment as provided in Section 1.12, the maximum number of shares of Stock available for Awards that may be granted to any individual during any calendar year shall not exceed 2,000,000 shares.

1.8. Compliance With Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares of Stock under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any national securities exchange or similar entity. Prior to the issuance of any shares of Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of a Stock Option or in connection with an Award of Restricted Stock as the Committee determines to be desirable in order to comply with applicable laws and any applicable requirements of any national securities exchange or similar entity.

1.9. Withholding of Taxes. Each Participant must make appropriate arrangements with the Company for the payment of any taxes relating to an Award granted hereunder. The Company or any Subsidiary, as applicable, may, in its discretion, withhold from any payment relating to any Award under the Plan, including from a distribution of Stock or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and take such other action as the Committee may deem advisable in its discretion to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include the ability to, in the Committee’s discretion, withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax withholding obligations. Withholding of taxes in the form of shares of Stock from the profit attributable to the Award shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates.

1.10. Transferability. Incentive Stock Options are not transferable other than by will or by the laws of descent and distribution. Incentive Stock Options may be exercised during the lifetime of the Participant only by the Participant or, in the case of a Disabled Participant, by his guardian or legal representative on his behalf. Non-Qualified Stock Options are not transferable other than by will or by the laws of descent and distribution or, if provided by the Committee in the Award Agreement (as defined in Section 1.14 hereof), to Permitted Transferees in compliance with such Award Agreement. Non-Qualified Stock Options may be exercised either by the Participant, his guardian or legal representative in the case of a Disabled Participant and as otherwise permitted under the laws of descent and distribution, or by a Permitted Transferee to whom any such Non-Qualified Stock Options are transferred in compliance with the terms of the applicable Award Agreement. During the Restricted Period, shares of Restricted Stock awarded under the Plan are not transferable other than by will or by the laws of descent and distribution or, if provided in the Award Agreement, to Permitted Transferees in compliance with such Award Agreement (any such Restricted Stock transferred to a Permitted Transferee shall remain subject to forfeiture in the same manner as if no such transfer had occurred). Stock Options, Option Shares and shares of Restricted Stock shall also be subject to any restrictions on transfer or other restrictions or conditions contained in the Award Agreement relating thereto, or as otherwise determined by the Committee.

1.11. Employee and Stockholder Status. The Plan does not constitute a contract of employment or services, and selection as a Participant will not give any employee, non-employee director or consultant the right to be retained in the employ of, nor to continue to provide services as a director or consultant to, the Company or any Subsidiary. No Award of Stock Options under the Plan shall confer upon the holder thereof any right as a stockholder of the Company until the issuance of shares of Stock to the holder thereof upon the exercise of such Stock Option. If the transfer of shares is restricted pursuant to Section 1.10, certificates representing such shares may bear a legend referring to such restrictions.

1.12. Change in Stock and Adjustments. In the event of any change in the outstanding shares of Stock of the Company by reason of any stock dividend, stock split, spinoff, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other similar change, the aggregate number (including the share limits set forth in Sections 1.6 and 1.7) and class of shares of the Company’s Capital Stock with respect to which Awards may be made under the Plan, and the terms (including the exercise price) and the number and class of shares subject to any outstanding Awards shall be equitably adjusted by the Committee; provided, however, in any case, that no adjustment shall be made that would cause the Plan to violate Section 422 of the Code with respect to Incentive Stock Options or that would adversely affect the status of any Award that is “performance-based compensation” under Section 162(m) of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any Performance Goals, in recognition of unusual or nonrecurring events (including, without limitation, events described herein) affecting the Company, any of its Subsidiaries or Affiliates, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that no such adjustment shall be made to any outstanding Awards to the extent that such adjustment would constitute a “repricing” of any Stock Option under the rules of any applicable national securities exchange or would adversely affect the status of the Award as “performance-based compensation” under Section 162(m) of the Code.

1.13. Change of Control. Upon a Change of Control, the Committee may, at its discretion, (i) fully vest any or all outstanding Awards made under the Plan, (ii) cancel any outstanding Stock Option in exchange for a cash payment of an amount equal to the product of (A) the difference, if any, between the Fair Market Value of one share of Stock underlying the Stock Option and the per share exercise price of the Stock Option and (B) the number of shares of Stock underlying such Stock Option; provided, that, if the per share exercise price of any such Stock Option equals or exceeds the Fair Market Value of one share of Stock underlying such Stock Option, such Stock Option shall be cancelled with no further payment due the Participant, (iii) after having given the Participant a reasonable chance to exercise any outstanding Stock Options, terminate any or all of the Participant’s unexercised Stock Options, (iv) where the Company is not the surviving corporation, cause the surviving corporation to assume all outstanding Awards or replace all outstanding Awards with comparable awards, or (v) take such other action as the Committee shall determine to be appropriate.

1.14. Agreement With Company. At the time any Award under the Plan is granted, the Committee shall require a Participant to enter into an agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe (an “Award Agreement”). In the event of any inconsistency or conflict between the terms of the Plan and an Award Agreement, the terms of the Plan shall govern.

1.15. Assignment. Except as contemplated by Section 1.10, no right or benefit of a Participant (or any Person claiming rights under a Participant, including a Permitted Transferee) under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of the Person entitled to such benefits.

1.16. Gender, Tense and Headings. Whenever the context requires such, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Headings as used herein are inserted solely for convenience and reference and constitute no part of the construction of the Plan.

1.17. Tax Consequences. Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any Participant.

1.18. Severability. In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

1.19. Amendment and Termination of Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan and outstanding Awards (subject to the terms of this Section 1.19) without the consent of the Company’s stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s stockholders if (i) such action would increase the number of shares of Stock subject to the Plan, (ii) such action would result in the “repricing” of any Stock Option, or (iii) such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto. The

Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award. The foregoing notwithstanding, any Performance Goal or other performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion, at any time in view of the Committee’s assessment of the Company’s strategy, performance of comparable companies, and other circumstances, provided that no such adjustment may be made that would adversely affect the status of an Award as “performance-based compensation” under Section 162(m) of the Code.

1.20. Foreign Nationals. Without amending the Plan, Awards may be granted to employees, non-employee directors and consultants who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.

1.21. Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware shall govern the operation of, and the rights of Participants under, the Plan, Award Agreements and Awards of Stock Options and Restricted Stock.

1.22. Indemnification of Board and Committee. Without limiting any other rights of indemnification which they may have from the Company and any Subsidiary, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Stock Option or Award of Restricted Stock granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section 1.22 shall not give members of the Board or the Committee greater rights than they would have under the Company’s by-laws or the Delaware General Corporation Law. Any indemnification pursuant to this Section 1.22 shall be made in accordance with Code Section 409A and the regulations thereunder.

1.23 Certain Participants. Notwithstanding anything contained herein to the contrary, Participants who are subject to the reporting requirements of Section 16 of the 1934 Act may direct the Company to retain shares of Stock that the Participant would otherwise receive in connection with the vesting or exercise of an Award to satisfy any tax withholding obligation with respect to, or to pay the exercise price of, such Award.

ARTICLE II
INCENTIVE STOCK OPTIONS

2.1. Definition. The Award of any Incentive Stock Option under the Plan entitles the Participant to purchase shares of Stock at a fixed price, subject to the following terms of this Article II and the terms of the Award documentation.

2.2. Eligibility. The Committee shall designate the employees to whom Incentive Stock Options are to be awarded under the Plan and shall determine the number of shares to be offered to each Participant under each Incentive Stock Option Award. Incentive Stock Options may be awarded only to employees of the Company or its corporate Subsidiaries. In no event shall the aggregate Fair Market Value (determined at the time of grant) of Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all plans of the Company and all related companies (within the meaning of Section 422 of the Code)) exceed $100,000; any Incentive Stock Options awarded in excess of this limit shall be considered Non-Qualified Stock Options for federal income tax purposes, determined in accordance with the final regulations promulgated under Section 422 of the Code.

2.3. Exercise Price. The purchase price per share of Stock under each Incentive Stock Option shall be determined by the Committee at the time of grant; provided, however, that in no event shall such price be less than 100% of the Fair Market Value per share of Stock as of the Option Date (110% of such Fair Market Value if the holder of the Incentive Stock Option owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary).

2.4. Exercise.

(a) Each Incentive Stock Option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments as may be determined by the Committee at the Option Date. To the extent permitted by the Committee in its sole discretion, the full purchase price of each share of Stock purchased upon the exercise of any Incentive Stock Option shall be paid (i) in cash, (ii) by delivery of shares of Stock (valued at Fair Market Value as of the day of exercise) that have an aggregate Fair Market Value equal to the aggregate exercise price and that have been outstanding for at least six months (unless the Committee approves a shorter period) or (iii) by any other means (including any combination of the foregoing) acceptable to the Committee. At the time of such exercise or as soon as practicable thereafter, if the Company’s Stock is customarily certificated, a certificate representing the shares so purchased shall be delivered to the Person entitled thereto. If payment of the purchase price of shares of Stock is paid in cash, payments shall be made only with cash, cashier’s check, certified check, official bank check or postal money order payable to the order of the Company in the amount (in United States dollars) of the purchase price. If payment of such purchase price is made by shares of Stock, the Participant shall deliver to the Company (i) certificates registered in the name of such Participant, or other satisfactory evidence of the Participant’s ownership if the Company’s Stock is not then certificated, representing a number of shares of Stock legally and beneficially owned by such Participant, free of liens, claims and encumbrances of every kind and having a Fair Market Value as of the date of exercise that is not greater than the purchase price of the shares of Stock with respect to which such Incentive Stock Options are to be exercised, such certificates (or other evidence of ownership, if applicable) to be accompanied by stock powers duly endorsed in blank by the record holder of the shares of Stock represented by such certificates, and (ii) if the purchase price of the shares of Stock with respect to which such Incentive Stock Options are to be exercised exceeds the Fair Market Value of the Stock used to pay such purchase price, cash or a cashier’s check, certified check, official bank check or postal money order payable to the order of the Company in the amount (in United States dollars) of such excess.

(b) Incentive Stock Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares of Stock with respect to which the Incentive Stock Option is to be exercised and the address to which the certificates, if applicable, representing shares of the Stock issuable upon the exercise of such Incentive Stock Option shall be mailed.

In order to be effective, such written notice shall be accompanied by a form of payment as provided in Section 2.4(a). Such notice shall be delivered in person to the Secretary of the Company, or shall be sent by registered mail, return receipt requested, to the Secretary of the Company, in which case, delivery shall be deemed made on the date such notice is deposited in the mail.

2.5. Disqualifying Dispositions. If shares of Stock acquired upon the exercise of an Incentive Stock Option are disposed of in a “disqualifying disposition” within the meaning of Section 422 of the Code prior to the expiration of either two years after the date of grant of such Incentive Stock Option or one year after the transfer of shares of Stock to the Participant pursuant to the exercise of such Incentive Stock Option, or in any other “disqualifying disposition” within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any Subsidiary) thereupon has a tax-withholding obligation, shall pay to the Company (or such Subsidiary) an amount equal to any withholding tax the Company (or such Subsidiary) is required to pay as a result of the disqualifying disposition.

2.6. Incentive Stock Option Expiration Date. The expiration date with respect to an Incentive Stock Option or any portion thereof awarded to a Participant under the Plan (the “ISO Expiration Date”) means the earliest of:

(a) the date that is ten (10) years after the date on which the Incentive Stock Option is awarded, or if the Participant owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary, the date that is five (5) years after the date on which the Incentive Stock Option is awarded;

(b) the date established by the Committee at the time of the Award;

(c) unless the Committee provides otherwise at the time of the Award, the date that is one year after the Participant’s employment with the Company and all Subsidiaries is terminated by reason of the Participant becoming disabled (within the meaning of Section 22(e)(3) of the Code) or the Participant’s death; or

(d) unless the Committee provides otherwise at the time of the Award, the date that is ninety (90) days after the termination of the Participant’s employment with the Company and all Subsidiaries for any reason other than by reason of the Participant becoming disabled (within the meaning of Section 22(e)(3) of the Code) or the Participant’s death.

Notwithstanding the foregoing, unless the Committee provides otherwise at the time of grant (i) if the Participant is Terminated for Cause all Incentive Stock Options held by the Participant, whether vested or unvested, shall immediately terminate, and (ii) if the Participant’s employment with the Company and all Subsidiaries is terminated other than because the Participant is Terminated for Cause, all Incentive Stock Options held by the Participant that are vested as of the date of such termination shall be exercisable by the Participant until the ISO Expiration Date and all unvested Incentive Stock Options held by such Participant shall terminate on the date of such termination. All rights to purchase shares of Stock pursuant to an Incentive Stock Option shall cease as of the applicable ISO Expiration Date or the date the Participant is Terminated for Cause, if earlier.

ARTICLE III
NON-QUALIFIED STOCK OPTIONS

3.1. Definition. The Award of any Non-Qualified Stock Option under the Plan entitles the Participant to purchase shares of Stock at a fixed price, subject to the following terms of this Article III and the terms of the Award documentation.

3.2. Eligibility. The Committee shall designate the Participants to whom Non-Qualified Stock Options are to be awarded under the Plan and shall determine the number of shares of Stock to be covered by each Award of Non-Qualified Stock Options.

3.3. Exercise Price. The purchase price of a share of Stock under each Non-Qualified Stock Option shall be determined by the Committee in its sole discretion at the time of grant, but shall not be less than 100% of the Fair Market Value of a share of Stock at the time of the grant.

3.4. Exercise.

(a) Each Non-Qualified Stock Option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments as may be determined by the Committee at the Option Date. To the extent permitted by the Committee in its sole discretion, the full purchase price of each share of Stock provided upon exercise of a Non-Qualified Stock Option shall be paid (i) in cash, (ii) by delivery of shares of Stock (valued at Fair Market Value as of the day of exercise) that have an aggregate Fair Market Value equal to the aggregate exercise price and that have been outstanding for at least six months (unless the Committee approves a shorter period), (iii) through the Participant’s election to irrevocably authorize a third party acceptable to the Committee or its designee to sell the shares of Stock (or a sufficient portion of the shares of Stock) acquired upon exercise of the Non-Qualified Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire purchase price and any tax withholding resulting from such exercise, or (iv) by any other means (including any combination of the foregoing) acceptable to the Committee. At the time of such exercise or as soon as practicable thereafter, if the Company’s Stock is customarily certificated, a certificate representing the shares so purchased shall be delivered to the Person entitled thereto. If payment of the purchase price of shares of Stock is paid in cash, payments shall be made only with cash, cashier’s check, certified check, official bank check or postal money order payable to the order of the Company in the amount (in United States dollars) of the purchase price. If payment of such purchase price is made by shares of Stock, the Participant shall deliver to the Company (i) certificates registered in the name of such Participant, or other satisfactory evidence of the Participant’s ownership if the Company’s Stock is not then certificated, representing a number of shares of Stock legally and beneficially owned by such Participant, free of liens, claims and encumbrances of every kind and having a Fair Market Value as of the date of exercise that is not greater than the purchase price of the shares of Stock with respect to which such Non-Qualified Stock Options are to be exercised, such certificates (or other evidence of ownership, if applicable) to be accompanied by stock powers duly endorsed in blank by the record holder of the shares of Stock represented by such certificates, and (ii) if the purchase price of the shares of Stock with respect to which such Non-Qualified Stock Options are to be exercised exceeds the Fair Market Value of the Stock used to pay such purchase price, cash or a cashier’s check, certified check, official bank check or postal money order payable to the order of the Company in the amount (in United States dollars) of such excess.

(b) Non-Qualified Stock Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares of Stock with respect to which the Non-Qualified Stock Option is to be exercised and the address to which the certificates, if applicable, representing shares of the Stock issuable upon the exercise of such Non-Qualified Stock Option shall be mailed. In order to be effective, such written notice shall be accompanied by a form of payment as provided in Section 3.4(a). Such notice shall be delivered in person to the Secretary of the Company, or shall be sent by registered mail, return receipt requested, to the Secretary of the Company, in which case, delivery shall be deemed made on the date such notice is deposited in the mail.

3.5. Non-Qualified Stock Option Expiration Date. The expiration date with respect to a Non-Qualified Stock Option or any portion thereof awarded to a Participant under the Plan (the ‘‘NQO Expiration Date”) means the earliest of:

(a) the date that is ten (10) years after the date on which the Non-Qualified Stock Option is awarded;

(b) the date established by the Committee at the time of the Award;

(c) unless the Committee provides otherwise at the time of grant, the date that is one year after the Participant’s employment and other service with the Company and all Subsidiaries is terminated by reason of the Participant becoming Disabled, the Participant’s death or the Participant’s Retirement; or

(d) unless the Committee provides otherwise at the time of grant, the date that is ninety (90) calendar days after the termination of the Participant’s employment and other service with the Company and all Subsidiaries for any reason other than the Participant becoming Disabled, the Participant’s death or the Participant’s Retirement.

Notwithstanding the foregoing, unless the Committee provides otherwise at the time of grant (i) if the Participant is Terminated for Cause all Non-Qualified Stock Options held by the Participant, whether vested or unvested, shall immediately terminate, and (ii) if the Participant’s employment and other service with the Company and all Subsidiaries is terminated other than because the Participant is Terminated for Cause, then all Non-Qualified Stock Options held by the Participant that are vested as of the date of such termination shall be exercisable by the Participant until the NQO Expiration Date and all unvested Non-Qualified Stock Options held by such Participant shall terminate on the date of such termination. All rights to purchase shares of Stock pursuant to a Non-Qualified Stock Option shall cease as of the applicable NQO Expiration Date or the date on which the Participant is Terminated for Cause, if earlier.

ARTICLE IV
RESTRICTED STOCK

4.1. Definition. Restricted Stock Awards are issuances of Stock to Participants, the vesting of which may be subject to a required period of employment or service as a director or consultant, or any other conditions (including, without limitation, the attainment of Performance Goals) established by the Committee.

4.2. Eligibility. The Committee shall designate any Participant to whom Restricted Stock is to be awarded and the number of shares of Stock that are subject to any such Award.

4.3. Terms and Conditions of Awards. All shares of Restricted Stock awarded to Participants under the Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as shall be prescribed by the Committee in its sole discretion and as shall be contained in the applicable Award Agreement.

(a) A single Award of shares of Restricted Stock may impose different Restricted Periods for different portions of such shares of Restricted Stock. Except for such restrictions, the Participant as owner of such shares of Restricted Stock shall have all the rights of a stockholder, including but not limited to, the right to vote such shares and, except as otherwise provided by the Committee, the right to receive all dividends paid on such shares; provided, however, that cash dividends paid on unvested shares of Restricted Stock shall be withheld by the Company and released upon the vesting of, and shall be subject to the same forfeiture conditions as, the shares of Restricted Stock to which such dividends relate; provided further, however, that non-cash dividends paid on unvested shares of Restricted Stock shall be subject to the same restrictions (including, without limitation, vesting, transfer and forfeiture) as the shares of Restricted Stock to which such dividends relate. Any cash dividends that are so withheld shall remain in the Company’s general assets (unsegregated from the other amounts therein) and shall be subject to the claims of the Company’s unsecured general creditors.

(b) Except as otherwise determined by the Committee in its sole discretion or as set forth in the applicable Award Agreement, a Participant whose employment or service with the Company and all Subsidiaries terminates prior to the end of the Restricted Period for any reason shall forfeit all shares of Restricted Stock then subject to a Restricted Period.

(c) If certificates are typically issued to the Company’s stockholders, each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, at the discretion of the Committee, each such certificate may be deposited in a bank designated by the Committee. Each such certificate shall bear the following (or a similar) legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the corporation’s 2011 Equity Incentive Plan and an agreement entered into between the registered owner and the corporation. A copy of such plan and agreement is on file in the office of the Secretary of the corporation, 4716 Old Gettysburg Road, Mechanicsburg, PA 17055.”

(d) If certificates are typically issued to the Company’s stockholders, at the end of the Restricted Period for shares of Restricted Stock, certificates for such shares of Restricted Stock shall be delivered to the Participant (or his or her legal representative, beneficiary, heir or Permitted Transferee, as applicable) free of all forfeiture restrictions under this Plan and the applicable Award Agreement.

Exhibit B

AMENDMENT NO. 1
to
THE SELECT MEDICAL HOLDINGS CORPORATION
2005 EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS
(AMENDED AND RESTATED AS OF AUGUST 12, 2009)

Pursuant to the power reserved to the Board of Directors in Section 1.18 of the Select Medical Holdings Corporation 2005 Equity Incentive Plan for Non-Employee Directors (amended and restated as of August 12, 2009) (the “Plan”), the Board of Directors hereby amends the Plan, effective as of March 3, 2011, as follows:

1.   Clause (ii) of the third sentence of Section 1.6 of the Plan is hereby amended and restated in its entirety to read as follows:

‘‘(ii) Restricted Stock shall not exceed 450,000 shares in the aggregate.”

* * * * *

To record the adoption of this Amendment No. 1 to the Plan, Select Medical Holdings Corporation has caused its authorized officers to affix its corporate name and seal this 3rd day of March, 2011.

SELECT MEDICAL HOLDINGS
CORPORATION

By:

Its:

B-1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

Select Medical Holdings Corporation

INTERNET
http://www.proxyvoting.com/sem
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO#	Fulfillment#
95333	95346
▼ FOLD AND DETACH HERE ▼
The Board of Directors recommends a vote FOR each Board of Directors nominee, FOR the approval of the executive compensation resolution, FOR the frequency of the named executive officer compensation advisory vote to occur every ONE year, and FOR Items 4, 5 and 6.

Please mark your votes as indicated in this example	☒

		FOR	WITHHOLD	*EXCEPTIONS
		ALL	FOR ALL
1.	ELECTION OF DIRECTORS	☐	☐	☐
Nominees:

01 Bryan C. Cressey
02 Robert A. Ortenzio
03 Leopold Swergold
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

		FOR	AGAINST	ABSTAIN

2.	Advisory Vote on Executive Compensation	☐	☐	☐

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN

3.	Advisory Vote on Frequency of Advisory Vote on Executive Compensation ☐	☐	☐	☐

		FOR	AGAINST	ABSTAIN

4.	Vote to approve Select Medical Holdings Corporation 2011 Equity Incentive Plan	☐	☐	☐

5.	Vote to approve Amendment No. 1 to the Select Medical Holdings Corporation 2005 Equity Incentive Plan for Non- Employee Directors	☐	☐	☐

6.	Vote to ratify the appointment of PricewaterhouseCoopers LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011	☐	☐	☐

		Mark Here for Address Change or Comments SEE REVERSE		☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your Select Medical Holdings Corporation account online.
Access your Select Medical Holdings Corporation account online via Investor ServiceDirect® (ISD).
BNY Mellon Shareowner Services, the transfer agent for Select Medical Holdings Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
Visit us on the web at www.bnymellon.com/shareowner/equityaccess
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.
Important notice regarding the Internet availability of proxy materials for the 2011 Meeting of Stockholders. The Proxy Statement and the 2010 Annual Report to Shareholders are available at: http://www.proxyvoting.com/sem
▼ FOLD AND DETACH HERE ▼
PROXY
Select Medical Holdings Corporation
2011 Meeting of Stockholders — May 12, 2011
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
     The undersigned hereby appoints Michael E. Tarvin and Martin F. Jackson, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Select Medical Holdings Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2011 Meeting of Stockholders of the company to be held May 12, 2011 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.
Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

WO#	Fulfillment#
95333	95346